Exhibit 10.1

Confidential Materials omitted and filed separately with the
Securities and Exchange Commission. Asterisks denote omissions.

AMENDED AND RESTATED PRIVATE STUDENT LOAN SERVICING AGREEMENT
BETWEEN
PENNSYLVANIA HIGHER EDUCATION ASSISTANCE-AGENCY
AND
THE FIRST MARBLEHEAD CORPORATION

THIS AMENDED AND RESTATED PRIVATE STUDENT LOAN SERVICING AGREEMENT (this “Agreement”) is made and dated as of September 28, 2006 (the “Effective Date”), by and between the Pennsylvania Higher Education Assistance Agency (d/b/a American Education Services), a public corporation and governmental instrumentality organized under the laws of the Commonwealth of Pennsylvania, 1200 North Seventh Street, Harrisburg, Pennsylvania 17102 (“Servicer”), and The First Marblehead Corporation, having an address at 800 Boylston Street, 34th Floor, Boston, Massachusetts 02199 (“FMC”), and amends and restates that certain Alternative Servicing Agreement between Servicer and FMC dated as of October 16, 2001 (“Old Servicing Agreement”).

RECITALS

WHEREAS, the Servicer is in the business of servicing privately insured student loans and other education loans for lenders; and

WHEREAS, Program Lender (defined below) and FMC have created a group of education loan programs, all of which are described in the Program Guidelines (defined below), pursuant to which education loans are funded by Program Lender and purchased by FMC or an SPE (defined below); and

WHEREAS, in order to ensure the integrity of the education loans at the time they are purchased by FMC or an SPE, FMC desires to oversee the servicing of such education loans prior to purchase; and

WHEREAS, FMC desires to utilize the expertise of the Servicer to service such education loans as and when they are purchased by FMC or an SPE;

NOW, THEREFORE, in consideration of the mutual promises contained in this Agreement and the fees to be paid by FMC to the Servicer, and intending to be legally bound, the parties to this Agreement do hereby agree to the following:

SECTION 1.  DEFINITIONS

1.01                           “Account” means the Student Loans collectively of an individual Borrower.

1.02                           “Agreement” means this Amended and Restated Private Student Loan Servicing Agreement, including each Schedule and Exhibit provided for herein and each amendment hereafter adopted.

1.03                           “Borrower” means an individual who is the maker of a Credit Agreement and who obtains a Student Loan or a Committed Student Loan. “Borrower” includes both the primary obligor and any cosigner.

1.04                           “Business Days” means a day of the year other than a Saturday or Sunday, or a day on which the Servicer or FMC is required or authorized by law to remain closed, and on which either does remain closed.

1.05                           “Change of Control” means the sale to any other entity, individual or group of all or substantially all of the entity’s assets used to perform the Services.

1.06                           “Committed Student Loans” means any of and “Committed Student Loans” means all, the Private Student Loans which FMC is obligated to or has the right to purchase under third-party agreements with Program Lender and which, upon the occurrence of such purchase, will become Student Loans.

1.07                           “Confidential Information” has the meaning assigned to it in Section 11.02.

1.08                           “Consumer Information” has the meaning assigned to it in Section 11.03.

1.09                           “Credit Agreement” shall mean the promissory note or credit agreement executed by a Borrower evidencing a Student Loan or a Committed Student Loan.

1.10                           “Customer” has the meaning assigned to it in Section 11.03.

1.11                           “Customer Information” has the meaning assigned to it in Section 11.03.

1.12                           “Customer Service Schedule” means the schedule of that name attached hereto and as amended by agreement of the parties.

1.13                           “Disaster Recovery and Business Continuity Plans” has the meaning given to it in Section 11.05.

1.14                           “Failed Standard” shall have the meaning given to it in Section 4.02.

1.15                           “Fee Schedule” means the schedule of that name attached hereto and as amended by agreement of the parties.

1.16                           “FMC” means The First Marblehead Corporation in its capacity as “FMC” and “Securitization Sponsor,” (as those roles are defined in the Program Guidelines), and as a party entitled to Servicing of Committed Student Loans and Student Loans.

1.17                           “FMDS” has the meaning given to it in Section 4.14.

1.18                           “FMER” means First Marblehead Education Resources, Inc., a wholly owned subsidiary of FMC.

1.19                           “Force Majeure” has the meaning given to it in Section 10.01.

1.20                           “Identity Theft Procedures” means the Procedures for Fraud Notification set forth in the Servicing Guidelines and as amended by agreement of the parties.

1.21                           “Information Security Program” has the meaning given to it in Section 11.03.

1.22                           “Insurer” means The Education Resources Institute, Inc. (“TERI”) or such other private insurance agencies as the parties may mutually agree upon from time to time.

1.23                           “Late Fees” has the meaning given to it in Section 4.14.

1.24                           “Material Adverse Change” means any condition or event that is reasonably likely to have a material adverse effect on (i) the business operations, property or condition (financial or otherwise) or prospects of the Servicer, or (ii) the validity or enforceability of this Agreement or any of the Schedules or Exhibits hereunder.

1.25                           “Milestone” shall have the meaning given to it in Section 4.03(d).

1.26                           “Non-Peak Application Periods” means the months other than June, July, August and September.

1.27                           “Old Servicing Agreement” has the meaning set forth above.

1.28                           “Operations Meeting” shall have the meaning given to it in Section 4.09 of this Agreement.

1.29                           “Original Credit Agreement” means the signed first or first two pages of the Credit Agreement (beginning with the Borrower and Program Lender name and ending with a signature or signatures).

1.30                           “Owner” means with respect to a Student Loan, Program Lender prior to a Securitization Transaction and then FMC or any Permitted Assignee that purchases such Student Loans or any interest therein from Program Lender or from another Permitted Assignee in a Securitization Transaction.

1.31                           “Peak Application Periods” means the months of June, July, August and September.

1.32                           “Permitted Assignee” means a Special Purpose Entity (as defined below), or any financial institution, bond insurer, guaranty agency, indenture trustee, lender’s collateral agent or other substantially similar party to whom rights under this agreement are assigned as security in a financing transaction to which the Special Purpose Entity is a party.

1.33                           “Person” means a natural person, limited or unlimited liability corporation, limited liability company, limited liability partnership, partnership, association, trust or any other legal entity having the capacity to contract.

1.34                           “Program Guidelines” means, solely for purpose of identifying Private Student Loan programs to be Serviced under the Agreement, the Underwriting, Origination and Loan Term Guidelines for one or more Private Student Loan programs identified by the parties from time to time in a writing signed by both parties.  At the time of this Agreement, Program Guidelines includes the Underwriting, Origination and Loan Term Guidelines for those Private Student Loan programs set forth on Schedule A attached hereto.

1.35                           “Program Lender” means one or more lenders to be specified by the parties in writing, signed by both parties from time to time. At the time of execution of this Agreement, Program Lenders include the following: Bank of America, N.A.; JPMorgan Chase Bank, N.A.; Charter One Bank, N.A.; Chase Manhattan Bank USA, N.A.; Citizens Bank of Rhode Island; GMAC Bank; HSBC Bank USA, N.A.; The Huntington National Bank; Insurbanc; KeyBank, National Association; Manufacturers and Traders Trust Company (M&T Bank); National City Bank; PNC Bank, N.A.; Sovereign Bank; and SunTrust Bank.

1.36                           “Program Manual” has the meaning assigned to it in Section 4.09.

1.37                           “Program Year” means the period from May 1 to April 30.

1.38                           “Private Student Loan” or “PSL” means an education loan to finance the costs of higher education (or private K-12 education) that is not (a) guaranteed by the United States Department of Education nor by any agency of any state or (b) a Guaranteed Access to Education (GATE) Loan program (other than the Bank of America GATE Education Loan (BAGEL) Program that is guaranteed by TERI).

1.39                           “Proprietary Information” has the meaning given to it in Section 11.01.

1.40                           “Remedial Action Plan” has the meaning given to it in Section 4.03(d).

1.41                           “Required Reports Schedule” means the schedule of that name attached hereto and as amended by the agreement of the parties.

1.42                           “Securitization Transaction” means the purchase of a pool of Student Loans by an SPE.

1.43                           “Service”, “Services”, “Serviced”, “Servicing” shall mean to perform, in full compliance with applicable federal and state laws and regulations, the terms and conditions of the Credit Agreements, the Servicing Guidelines, the Program Manual, and the terms and conditions of this Agreement, including without limitation the Service Level Agreement: duties, obligations, and procedures that are required of Servicer hereunder in connection with Student Loans and Committed Student Loans.

1.44                           “Service Level Agreement” means the Service Level Agreement attached hereto as Exhibit C and as amended by agreement of the parties.

1.45                           “Servicer Consent Letter” means a letter substantially in the form of Exhibit A, to be executed by Servicer, FMC, and an SPE in connection with each Securitization Transaction.

1.46                           “Servicing Guidelines” means the Servicing Guidelines for one or more Private Student Loan programs that have been issued by Insurer and approved by FMC and Servicer attached hereto as Exhibit B and as may amended by agreement of the parties pursuant to the terms thereof.

1.47                           “Special Purpose Entity” or “SPE” means a trust, corporation or limited liability company organized by FMC and engaged solely in the business of purchasing Private Student Loans and engaging in financing and/or securities transactions to obtain funds to purchase such Private Student Loans.

1.48                           “Student Loan” means any of, and “Student Loans” means all, the Private Student Loans executed by a Borrower, funded by Program Lender, purchased by FMC or an SPE and which are Serviced by the Servicer pursuant to this Agreement.

1.49                           “System Access Schedule” means the schedule of that name attached hereto and as amended by agreement of the parties.

1.50                           “Trustee” means the Permitted Assignee having a lien or security interest in a pool of Student Loans, which lien or security interest is held for the benefit of investors or lenders providing funds in such Securitization Transactions.

SECTION 2.  SCOPE OF AGREEMENT

2.01                        Old Servicing Agreement.  On the Effective Date, this Amended and Restated Servicing Agreement shall supersede and replace the Old Servicing Agreement in its entirety. Pursuant to Section 13.02, this Agreement has been assigned in part to SPEs with respect to pools of Student Loans. The Servicing of such Student Loans shall be governed by this Agreement upon receipt by Servicer of the written consent of an SPE who has become a party to this Agreement by virtue of such assignment; provided, however, that FMC shall be solely responsible for obtaining the written consents of SPEs for Servicing under this Agreement.

2.02                        Services.  The Servicer agrees, in consideration of certain fees, to perform the Services set forth in this Agreement, including each Schedule and Exhibit hereto, and any additional Services which FMC requests and the Servicer agrees to provide with respect to the Servicing of Student Loans in accordance with the Servicing Guidelines, for which account information and/or documentation shall be delivered to the Servicer.

2.03                        Role of FMC.  Servicer acknowledges that FMC has, under third-party agreements, the obligation or the right to purchase the Committed Student Loans and FMC, as the parent company of the Insurer’s agent, FMER, has an obligation to the Insurer to ensure the adequate conversion of the Committed Student Loans from FMER’s origination system to Servicer’s Servicing system.  In light of the foregoing, Servicer further acknowledges that FMC has a present interest in Committed Student Loans and Servicer agrees to provide product setup and  conversion Services for such loans pursuant to this Agreement.  Such rights of FMC pursuant hereto shall be in addition to, and not in derogation of, the rights of Program Lender as Owner of such Committed Student Loans. FMC shall not have liability under this Agreement for any Student Loan unless and until FMC becomes an Owner of such Student Loan.

Servicer agrees that upon assignment of FMC’s rights with respect to a pool of Student Loans to an SPE or other Permitted Assignee: (i) all obligations of FMC under this Agreement with respect to such Student Loans, including without limitation the obligation to pay the fees set forth in the Fee Schedule, shall cease upon assumption of that obligation by any SPE and (ii) all of FMC’s rights under this Agreement, other than the right to receive Services with respect to such pool of Student Loans, shall be retained by FMC, including without limitation those rights relating to product setup and conversion of Committed Student Loans, and audits that relate to continuing Services.

SECTION 3.    TERM OF AGREEMENT

This Agreement shall commence on the date first set forth above and shall continue, with respect to Student Loans which are subject to this Agreement (including loans serviced under the Old Servicing Agreement and new Student Loans serviced on and after the effective date of this Agreement), in accordance with Section 14.01, unless earlier terminated by either Party pursuant to the provisions of this Agreement. With respect to product setup and conversion services and the fees charged for the Services, this Agreement shall continue for a period of three (3) years from the date first set forth above, unless earlier terminated by either Party pursuant to the provisions of this Agreement, and shall automatically renew for an additional one (1) year period, unless terminated by any Party by written notice of non-renewal to the other given at least one hundred and eighty (180) days prior to the end of the then current term. The expiration or termination of this Agreement as to the addition of new Student Loans shall in no way affect the rights or obligations of Servicer with respect to Student Loans that have become subject to this Agreement by partial assignment of this Agreement to an SPE.

SECTION 4.  Servicing Duties

4.01                        Servicing Duties.  Servicer shall provide and perform the Services in full compliance with: the terms of this Agreement, including without limitation the Service Level Agreement (as amended by the parties from time to time in accordance with the terms thereof) ; the Servicing Guidelines; the Program Manual; the terms and conditions of the Credit Agreements; and all federal and state laws and regulations applicable to Servicer or Program Lender or any Owner.

4.02                        Failed Service Levels: Notice and Cure  Servicer shall notify FMC through the reports required by Exhibit C to this Agreement, which reports shall be made in accordance with Section 5.04 hereof, of any failure to meet any Servicing standard set forth in the Service Level Agreement other than standards defined therein as “Servicer’s Service Objective” (a “Failed Standard”). In the event that the Servicer shall fail to perform the same Servicing standard for thirty (30) days thence (the second consecutive Failed Standard), then the Owner shall be entitled to a reduction (or rebate if already paid) of [**]of the Servicing Fees due the Servicer pursuant to Section II of the Fee Schedule (a “Fee Reduction”) with respect to the months in which the Failed Standard shall have occurred. The Owner shall continue to be entitled to a Fee Reduction for each subsequent consecutive month in which the Servicer shall fail to perform the same standard. Notwithstanding the foregoing, no reduction or rebate shall be made with respect to any Failed Standard that occurs prior to March 1, 2007.  This Section 4.02 shall be effective from the Effective Date through August 31, 2007, and shall then be open for negotiation. If no changes are proposed or agreed to in writing, this Section 4.02 shall remain in effect.

4.03                        Product Setup and Conversion.  Servicer agrees, in accordance with the existing practices and procedures of the parties, to perform product set-up and conversion Services with respect to the Committed Student Loans as set forth in the Product Setup and Conversion Service Level Agreement which shall include, without limitation, the following:

(a)                                  Credit Agreement Forms.  Servicer shall promptly review promissory note or credit agreement forms that are proposed by FMC and/or Program Lender and, after mutual resolution of any comments thereon that affect the Servicing of such forms, accept such forms for purposes of product set-up and conversion.

(b)                                 Servicing System Adaptation.  Servicer shall promptly review education loan product terms and pricing matrices proposed by FMC and/or Program Lender and shall establish appropriate Servicing matrices and programs to support such product terms and pricing as of a mutually agreed product launch date. The parties shall publish a mutually agreeable program launch date for each program within each Program Year. Servicer shall make every effort to meet live program dates requested by FMC, which date shall be no less than thirty (30) days from the date Servicer accepts the product and pricing matrix (or similar document containing the same information) for such program; provided, however, that the Servicer agrees to use commercially reasonable efforts to complete the set-up process in a shorter time frame on a case-by-case basis in order to accommodate the business needs of FMC (or its clients). FMC shall have the right to audit Servicer’s Servicing matrices and program setup as set forth in Section 4.03(d) below.

(c)                                Conversion.  Servicer agrees to accurately convert all Committed Student Loan origination data necessary for servicing hereunder onto its Servicing System in accordance with Section VI of the Service Level Agreement. Servicer shall also, in a timely manner, return to the Servicer Relations Group at FMC all loan files sent to the Servicer in error.

(d)                                 Periodic Audit. Servicer agrees that, no less than twenty (20) days after receipt of written notice, shall cooperate with audits by FMC of the product set-up and conversion Services and communication and other protocols necessary for the efficient and accurate performance thereof. If any audit reveals any failure to adequately perform any such matter, Servicer shall within thirty (30) days of its receipt of the results of such audit, publish a remedial action plan that includes a schedule of tasks and objectives to be completed (each such task or objective, a “Milestone”) and provides for reports to FMC with respect to each Milestone (“Remedial Action Plan”) and provide the same to FMC. Upon completion of the Remedial Action Plan, FMC may, at a time mutually agreeable to the parties, perform an additional audit to validate successful completion of the Remedial Action Plan.

4.04                        Custody Procedure.  The Servicer shall hold all Original Credit Agreements and related documents Serviced hereunder on behalf of the Owner and shall retain each such Credit Agreement and related documents until five (5) years after the earlier of (a) the date upon which the Student Loan evidenced by such Credit Agreement and related documents is paid in full or (b) the date upon which the Student Loan is deconverted from Servicer’s Servicing System.  The Servicer shall maintain all Original Credit Agreements that have an original, wet signature in a fire resistant vault equipped with a fire suppression system which is connected to an alarm and a security locking system.  Servicer shall create microfilm or electronic records of all Original Credit Agreements and related documents at no additional cost to FMC and shall maintain such microfilm or electronic records on-site at the Servicer’s Servicing center at Harrisburg, PA and at an off-site facility in a fire resistant vault equipped with (a) a fire suppression system which is connected to an alarm and (b) with a security locking system at least 100 miles away from the on site facility used to house the Original Credit Agreements and related documents. The Servicer shall supply FMC, upon request, microfilm or electronic copies of Original Credit Agreements and related documents.  FMC or its designated agent shall have the right to inspect all security procedures during Servicer’s regular business hours.  The Servicer shall provide FMC with sixty (60) days advance notice of any change in the physical location, of the Original Credit Agreements and related documents or any relocation of the Servicer’s Servicing center.  All Original Credit Agreements at all times shall be stored in a state other than the State of Louisiana.

4.05                        Lost or Damaged Records.  In the event that records or other data submitted to the Servicer for Servicing should be lost or damaged while in the possession, control or custody of the Servicer or its agents, such lost or damaged records or data shall be reproduced by the Servicer at the Servicer’s own cost and expense from microfilm or image duplicates in the Servicer’s possession or under the Servicer’s control and the Servicer shall pay the Owner’s expenses associated with such lost or damaged records or data, including but not limited to reasonable attorney’s fees.  In the event that a Student Loan becomes uncollectible, unenforceable or loses the guarantee of the Insurer or other entity which pays default claims on Student Loans, due to loss or destruction of records or data in the possession, control or custody of the Servicer or its agents then the Servicer shall, on demand, pay to the Owner the principal balance (including capitalized interest) plus any unpaid interest due on any such Student Loan and the Owner shall thereupon assign all of its right, title and interest in any such loan to the Servicer.

4.06                        System Changes.  The Servicer has the right to change any part or all of its equipment, its Servicing system, computer programs, and its procedures relating to the manner of or the methodology used in servicing the Student Loans, subject to the following:

(a)                                In no event shall such change abrogate or in any way modify the obligations of the Servicer to Service the Student Loans or the Committed Student Loans in full compliance with all applicable federal and state laws and regulations, the terms and conditions of the Credit Agreements, the Servicing Guidelines, the Program Manual or the terms of this Agreement, including without limitation the Service Level Agreement, or the quality of the Service.

(b)                               As part of the quarterly meeting discussed in Section 4.09 below, the technical and operational staffs of Servicer and FMC shall discuss upcoming system changes for each party and to follow up on any emergency changes implemented during the prior quarter under subsection (d) below. The parties agree that they shall provide reasonable information about the nature and effect of changes that the parties reasonably believe may affect the operations or processes of the other and shall determine the extent to which the other party needs to be involved in the testing of changes to its own system.  At each meeting, the parties shall also discuss proposed implementation dates for system changes and shall make best efforts to avoid implementation dates that will have a material adverse impact on the operations of the other party.

(c)                                Servicer shall test, prior to implementation, each system change that will affect the Servicing of Student Loans to determine that such change will not result in adverse consequences to its obligations under this Agreement. Servicer will document all changes and corresponding testing of such changes.

(d)                                 If the need to make any emergency changes arises, Servicer shall notify FMC of such need as soon as is reasonably possible but in all cases prior to the implementation of any change. Servicer shall track all emergency changes.

4.07                        System Access.  Servicer shall, at the direction of FMC and only at the direction of FMC, provide FMC, FMDS on behalf of each Owner, TERI, and FMER as agent for TERI with web-based access to Student Loan and Committed Student Loans files, or portions thereof, in accordance with the terms of the System Access Schedule, which shall set forth, without limitation, the type of access and/or online services that must be available to each type of user and the minimum user access security requirements that must be implemented on Servicer’s Servicing system.  Servicer shall at all times maintain the security of user access to its Servicing system in conformity with the security provisions of the System Access Schedule, which shall include, without limitation, Servicer’s review of the individual user access rights of Servicer employees and other users no less frequently than every ninety (90) days.

4.08                        System Parameters.  The Servicer is responsible for designing, implementing and maintaining its Servicing system in accordance with the requirements of this Agreement, including without limitation the System Requirements Service Level Agreement.

4.09                        Operations Meetings; Procedures Manual.  The Servicer and FMC agree that they shall mutually schedule and conduct a joint meeting of their operational staffs no less frequently than once per calendar quarter for the discussion, tracking, and resolution of any operational issues relevant to the Servicing of Student Loans under this Agreement (each such meeting, an “Operations Meeting”).

As part of the series of operational meetings, the Servicer and FMC shall create and maintain a procedures manual for all aspects of Servicing which shall comply fully with the terms of this Agreement, including without limitation the Service Level Agreement, the Servicing Guidelines, the terms and conditions of the Credit Agreements, and all applicable federal and state laws (“Program Manual”). Servicer and FMC shall collaborate on the Program Manual and shall complete the same within 180 days of the execution of this Agreement. The final version of the Program Manual shall be negotiated, mutually agreed upon, and distributed between the Parties. The Program Manual shall be subject to the provisions of Section 11.01 (confidentiality). As a condition precedent to the effectiveness of any provision of the Program Manual that has an impact on the Servicing Guidelines, the Servicing Guidelines must be amended pursuant to the terms thereof to contain such provision. System changes that are needed as a consequence of any provision of the Program Manual will be completed within a timely manner and in accordance with a schedule adopted by the parties at an Operations Meeting.

The parties shall review the Program Manual annually for revisions and updates. The parties anticipate that the Program Manual may include, without limitation, the following information:

(a)                                  Description of all loan product terms relevant to Servicing for all Student Loans, including a history of Program Year changes which shall commence upon execution of this Agreement;

(b)                                 Borrower communications letter bank;

(c)                                  Due diligence procedures;

(d)                                 Procedures for delinquency and default, including but not limited to bankruptcy and death;

(e)                                  Forbearance procedures and forms;

(f)                                    Cancellation policies and procedures;

(g)                                 Disbursement procedures;

(h)                                 Deferment processing and enrollment confirmation requirements;

(i)                                     Skip tracing procedures;

(j)                                   Consumer Reporting Agency reporting;

(k)                                  Service levels, including without limitation

(i)                                     Customer Service for phone, web and paper communications, including issue resolution and quality control

(ii)                                  Payment processing

(iii)                               Origination Processing (as applicable)

(iv)                              Conversion Processing (as applicable) and,

(v)                                 System Availability and Parameters;

(l)                                     Default Prevention (as applicable);

(m)                               Fraud detection; Identity theft and fraud claim processing (FACT Act);

(n)                                 Servicer  “cure” procedures;

(o)                                 Escalation procedures for Disaster Recovery and Business Continuity Plans;

(p)                                 Servicing reports; and

(q) Secure communication protocol for borrower level data.

4.10                        Training.  Servicer will assume responsibility, at its expense, for training of its staff to meet the requirements of this Agreement, including all Schedules and Exhibits hereto.

4.11                        Customer Service.  Servicer shall implement, maintain and monitor all Services which interface with Borrowers in accordance with the Customer Service Schedule, which shall include without limitation

(a)                                Minimum customer service hours of operation;

(b)                                 Call monitoring and quality control; and,

(c)                                Borrower customer satisfaction surveys.

4.12                        Borrower Correspondence.  FMC shall have the right to request changes to, and approve the form and substance of, all correspondence sent to Borrowers that is customizable by the Servicer at the Owner level (as opposed to a guarantor level), including but not limited to pre-repayment letters and collection correspondence that Servicer is required to send to Borrowers pursuant to the Servicing Guidelines or any federal or state regulation. Servicer’s inability to customize at the Owner level shall not excuse its obligation to comply with all applicable laws. Borrower correspondence approved pursuant to this Section 4.12 shall become part of the Program Manual. Requested changes to letters shall be completed within a timely manner in accordance with a schedule adopted at an Operations Meeting.

4.13                        Collections.  All sums received by the Servicer with respect to any Student Loans, whether attributable to principal or interest shall be received in trust for the benefit of the Owner.  All funds received on behalf of Borrowers shall be deposited in a Servicer-owned and maintained clearing account, that is a separate account in which funds are not commingled with Servicer’s non-collection account funds.  Within two (2) Business Days, all available funds from Student Loans shall be electronically transmitted to an account designated by FMC.

4.14                        Late Fees.  FMC and Servicer agree that a Borrower in repayment status (which refers to a Borrower’s Student Loan Serviced under the terms of this Agreement for which, under the terms of the Borrower’s Credit Agreement(s), the repayment period has commenced, and includes Accounts in post-grace period deferment or forbearance) may be assessed late fees when payments are overdue, to the extent allowed by applicable law and the terms of the Credit Agreement(s), subject to FMC’s approval of late fee systems, and in accordance with the terms of this Section (herein referred to as “Late Fees”).  FMC or FMC’s affiliate First Marblehead Data Services, Inc (“FMDS”), in its capacity as SPE administrator, shall notify Servicer, in writing, of the Late Fees criteria which such party desires the Servicer to apply to each Student Loan type.  Such criteria shall include, but not be limited to, Late Fee amounts, time period and applicable state law in which Late Fees will be assessed to Student Loan Accounts.  FMC or FMDS, as applicable, may establish different Late Fee criteria for Student Loans having different owner codes.  FMC or FMDS, as applicable, directions as to Late Fee criteria shall apply to all loans, including those owned by an SPE.  Late Fee criteria for some product types may include “no late fee.”  The Servicer reserves the right to submit questions pertaining to the requirements regarding the assessment of Late Fees to a particular Student Loan portfolio and FMC or FMDS, as applicable, shall respond to Servicer’s questions within thirty (30) days. Late Fees shall be deducted from any payment(s) received from Borrowers as directed by FMC or FMDS, as applicable.  FMC agrees that Late Fees shall not be included in the amount of a claim if a default claim is submitted to the Insurer.

4.15                        Privacy Policies.  Servicer shall mail Owner’s privacy policy statement (a) to the Borrower(s) on each Student Loan, within 45 days after the Owner purchases such loan, and (b) annually thereafter to all Borrowers.  The Servicer will amend this process as necessary to comply with any changes to this law.

4.16                        Reports and Forms. During the term of this Agreement, the Servicer shall promptly and routinely furnish to FMC, sorted by SPE Owner, and to each Owner copies of all material reports, records, and other documents and data as required by the Servicing Guidelines or as otherwise required by this Agreement, including the reports set forth on the Required Reports Schedule.  All monthly reports shall be delivered in accordance with (a) the data security requirements of the Secure Communication Protocol made a part of the Program Manual, and (b) the Required Reports Schedule, unless otherwise expressly provided for herein. In the event that any reports are not delivered to FMC as provided for herein, all fees due and owing the Servicer under this Agreement may be withheld until such reports are received by FMC.  The Servicer shall not have failed this standard if reports are delayed for any reason beyond its control. The Servicer shall furnish in good condition all forms and supplies necessary or appropriate to perform the Services, such as letters, invoices, and forbearance applications, as specified in the Schedule(s) and any written and signed amendments thereto.

4.17                        Governmental Reporting.  The preparation and submission of any and all governmental reports or requests for data shall be the responsibility of FMC.  The Servicer shall, however, supply supporting data and reports as required by this Agreement, including all Schedules and Exhibits hereto, without additional charge. Subject to Servicer’s reasonable charges, Servicer shall also provide such other information (not otherwise required hereunder) as may be reasonably required under applicable law or this Agreement to enable FMC to fulfill Insurer or governmental reporting requirements, and otherwise for FMC’s business.  Servicer shall provide reports on form 1098E and 1099 to borrowers and the U.S. Internal Revenue Service.

4.18                        Reports to Consumer Reporting Agencies.  The Servicer shall provide any and all reports on Accounts serviced hereunder required by the applicable law, this Agreement, including without limitation the Servicing Guidelines, to the appropriate Consumer Reporting Agencies or credit information service and shall correct any errors caused by the incorrect reporting of information, in a timely manner not to exceed thirty (30) days. Servicer shall report to all national Consumer Reporting Agencies, which are currently Experian, Equifax, and Transunion.  After any sale of Committed Student Loans to an SPE, Servicer shall promptly, but not later than the end of the reporting period for that month, correct its reporting to show the correct name of the new Owner in the report, together with the name of the originating Program Lender. If FMC directs Servicer to make a report or correction of credit information to a Consumer Reporting Agency that is outside the Servicer’s customary practices, including but not limited to as part of a legal settlement with a Borrower, then the Servicer may condition making such report or correction on the completion of an acceptable writing that allocates the compliance, regulatory, and legal risk of making the requested report or correction.

4.19                        Data Error Correction; Account Adjustment.  In the event that any data file transmitted to FMC or any Owner or any Account contains a material error, Servicer shall, within one (1) calendar day of discovery of such error, notify FMC or the affected Owners of such error. Servicer shall use best efforts to provide a corrected file as soon as possible but no later than [**] calendar days. For purposes of this Section 4.19, a material error includes, without limitation:

(a)                                  Failure to follow data format requirements or file naming conventions established by the parties

(b)                                 Data corruption

(c)                                  More than [**] of the entries in the file are substantively incorrect (e.g., misposting)

(d)                                 Failure of the file properly to link data to other files delivered by Servicer, or

(e)                                  Any systemic error in the file (e.g., failure to update LIBOR Index).

Without limiting the foregoing, if FMC or any Owner requests that the Servicer make any correction or adjustment to any Account, the Servicer shall provide written confirmation that the correction or adjustment has been made.

4.20                        Identity Theft Procedures. The parties hereby adopt the Identity Theft Procedures, as set forth in the Servicing Guidelines attached hereto and as amended from time to time by agreement of the parties or as required by applicable law.  FMC and the Servicer may suggest changes to the Identity Theft Procedures from time to time or as required by applicable law.

SECTION 5.  AFFIRMATIVE COVENANTS

From the date hereof, Servicer covenants and agrees to the following:

5.01                        Government Approvals.  The Servicer shall maintain all licenses, permits, approvals and qualifications necessary to carry out its obligations under this Agreement.

5.02                        Insurance.  Servicer and subcontractors engaged by Servicer to provide Services under this Agreement shall also be required to maintain the insurance described herein at limits acceptable to Servicer and FMC:

(a) Commercial General Liability insurance on an occurrence basis, on Insurance Services Office (“I.S.O.”) form CG 00 01 or its equivalent, at a limit not less than [**] per occurrence/[**] aggregate. This insurance shall be endorsed to include as Additional Insured “FMC and its subsidiary and affiliated companies, as their interests may appear.” The required limits may be arranged through a combination of primary and excess policies, as needed. A copy of the additional insured endorsement must be attached to the certificate of insurance Servicer provides to FMC.

(b) Automobile Liability insurance for any vehicles operated by the Servicer or its employees in connection with work or Services performed under this Agreement, including owned, non-owned, borrowed, and hired autos, at limits not less than [**] per accident.

(c) For contracts where Servicer’s personnel will have access to or control over physical or electronic property of FMC or Owner and/or their customers and/or clients, Employee Dishonesty coverage (also known as a Fidelity Bond), covering all employees and agents of the Servicer, at a limit not less than [**] for each occurrence . This policy shall be endorsed to include as Loss Payees “Owner and its subsidiary and affiliated companies, as their interests may appear,” and shall extend to the misappropriation of physical or electronic property of others in the possession or control of Service Personnel. Servicer shall provide FMC with a copy of this policy prior to commencing work upon FMC’s request, and thereafter annually upon FMC’s reasonable request. A copy of the Loss Payee endorsement or provisions shall also be attached to any certificate of insurance Servicer provides to FMC as evidence of this coverage.

All coverage shall be maintained with insurers licensed to transact insurance business in the state(s) where Servicer maintains offices or operations. The insurers shall have an A. M. Best rating of A- or better; deviations from that standard are subject to review and approval by FMC. Servicer shall furnish Certificates of Insurance and any required copies of policies or endorsements prior to commencing any work under this Agreement and thereafter within 10 days of the renewal or replacement of any of the insurance policies described in the Certificates. Certificates of Insurance shall include an undertaking by the insurer to provide 30 days prior written notice of cancellation or material change in coverage(s).

Upon FMC’s request, Servicer shall provide FMC with a copy of any policy or endorsement required hereunder. Regardless of any limitations to any indemnification of FMC or Owner by Servicer as may be stated elsewhere in this Agreement, Servicer expressly understands and agrees that if Servicer fails to maintain any of the required insurance coverages, Servicer shall be directly liable for claims that would otherwise be covered by the insurance required of Servicer, its vendors and/or subcontractors. Servicer shall also be responsible for the payment of any applicable deductibles.

5.03                        Notification.  Servicer shall promptly notify FMC in writing of (a) the occurrence of any event which, if it had existed on the date of this Agreement, would have required qualification of the representations and warranties set forth in Section 6 (Representations and Warranties) herein; (b) a Material Adverse Change, including but not limited to, material financial difficulty, other catastrophic event, material change in strategic goals, or significant staffing changes; or (c) any material litigation which if adversely determined would cause a Material Adverse Change.

5.04                        Accuracy of Reports.  All reports, transmittals, records or data files required, maintained or provided by Servicer hereunder shall be accurate in all material respects, and FMC shall have the right to rely thereon.

5.05                        Work Performed in United States.  Unless this Agreement specifically provides otherwise, all Services must be performed in the United States and all Proprietary Information and Customer Information, must be stored, maintained, accessed from, and utilized only by employees and sub-contractors in the United States.

5.06                        No Subcontractors. With the exception of skip tracing services, the Servicer shall not utilize or engage a subcontractor to perform any Services under this Agreement without the prior written consent of FMC.  To the extent subcontractors perform any services under this Agreement, the Servicer shall be liable for the performance of such subcontractors.  Any subcontractors who are approved by FMC and persons hired by Servicer for skip tracing services must sign FMC’s standard form of Confidentiality Agreement and are subject to the confidentially and privacy and security obligations of Section 14.07 hereof. Servicer shall advise FMC upon periodic request of the entities to which it has subcontracted skip tracing services.

5.07                        OFAC Check.  All Servicer employees performing Services or supporting Servicer activities under this Agreement, regardless of their location, shall be validated by Servicer to not be on any list published and maintained by the Government of the United States of America of persons or entities with whom any U.S. person or entity is prohibited from conducting business.  Currently, the lists of such persons or entities can be found on the following web site:

The Specialty Designated Nationals and Blocked Persons List of the Office of Foreign Assets Control — Department of Treasury at http://www.ustreas.gov/offices/enforcement/ofac/sdn/index.html.

In the event of Servicer becoming aware of any Servicer employee involved in providing Services being included in the list of prohibited persons or entities, Servicer shall provide FMC with immediate notice thereof.

Servicer shall conduct periodic reviews, no less frequently than quarterly, of the lists mentioned above.  Servicer shall report to FMC immediately if the name of any Servicer employee performing the Services matches with the name of any person listed on any list published by the Government of the U. S. of persons or entities with whom any U. S. person or entity is prohibited from doing business.

5.08                        FACT Act, PATRIOT Act and OFAC Check.  Servicer’s performance of its Servicing obligations under this Agreement in conformity with all applicable laws shall include, without limitation, compliance with the requirements imposed on Owner and Insurer as users and furnishers of consumer report information under the Fair and Accurate Credit Transactions Act of 2003 and all regulations issued pursuant thereto, including, without limitation, timely and lawful response to any identity theft report received from any Borrower or consumer reporting agency and the obligation to respond to a credit report reinvestigation request in accordance with the Identity Theft Procedures.  Servicer shall notify Owner if it becomes aware that any Borrower is on any list published and maintained by the government of the United States of America of persons or entities with whom the Owner’s transaction of business is restricted, as those lists are currently set forth in Section 5.07 above and as may be hereafter required by applicable law.

5.09                        Further Assurances.  At any time, upon the reasonable request of FMC (or its nominee) or any Owner (or its nominee), and subject to Servicer’s reasonable charges and reimbursement of any out-of-pocket expenses, Servicer shall execute and deliver to such requesting party or its designee such other certificates, agreements and instruments and take such actions as such requesting party or its designee may reasonably request in connection with its compliance with any legal or regulatory requirements, including, without limitation, any certifications required to be delivered by such requesting party under any Securities and Exchange Commission or other securities requirement or in connection with the Sarbanes-Oxley Act of 2002.

SECTION 6.  REPRESENTATIONS AND WARRANTIES

The Servicer represents and warrants to FMC (and these warranties and representations shall be deemed continuing and repeated as of the date each Student Loan shall become subject to this Agreement) as follows:

6.01                        Existence.  The Servicer is a public corporation duly organized and validly existing and in good standing under the laws of the Commonwealth of Pennsylvania, and is duly qualified to do business in all jurisdictions where its failure to so qualify would materially impair its ability to perform its obligations under this Agreement.

6.02                        Right to Act. No registration with or approval of any governmental agency (except for approval as to form and legality by the Attorney General for the Commonwealth of Pennsylvania) is required for the due execution and delivery or enforceability of this Agreement. The Servicer has legal power to execute and deliver this Agreement under the laws of Pennsylvania and to perform such Services and observe the provisions herein under the laws of Pennsylvania. By executing and delivering this Agreement, and by performing and observing the provisions of this Agreement, the Servicer will not violate any existing provision of its Articles of Incorporation or its bylaws or any applicable law or violate or otherwise become in default under any existing contract or other obligation binding upon the Servicer. The officers executing and delivering this Agreement have been duly authorized to do so, and this Agreement is legally binding upon the Servicer and enforceable against the Servicer in every respect.

6.03                        Intellectual Property and Software Rights.  Servicer’s performance of its obligations under this Agreement will not infringe any patent, trademark, copyright, or any trade secret or other proprietary right of any third party. Servicer is the lawful owner or licensee of any software programs or other materials used by Servicer in the performance of the Services called for in this Agreement.

6.04                        Accuracy and Continued Validity of Servicer’s Financial Status.  The Servicer has furnished to FMC financial reports, which in the opinion of the Servicer fairly and accurately reflect the financial operations of the Servicer and there has been no Material Adverse Change in the Servicer’s financial prospects since the date the report was provided which would require revision of the same.  No representation or warranty made by the Servicer under this Agreement and no statement made by the Servicer in any financial statement, certification, report, exhibit or document furnished by the Servicer to FMC pursuant to or in connection with this Agreement is false or misleading in any material respect (including by omission of material information necessary to make such representation, statement or warranty not misleading) as of the date given or made.

6.05                        OFAC Check.  Neither Servicer ,nor any of its subsidiaries, Affiliates, directors, officers, agents, or employees is

(a)                                  an individual or entity that is listed in the annex to, or is otherwise subject to the prohibitions contained in, Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001 (the “Executive Order”) or the Office of Foreign Asset Control (“OFAC”) regulations;

(b)                                 an individual or entity with whom FMC is prohibited from dealing or otherwise engaging in business under any U.S. law, regulation, executive order and/or lists published by OFAC (including those executive orders and lists published by OFAC);

(c)                                  an individual or entity that is named on the most current list of “Specially Designated Nationals and Blocked Persons” published by OFAC on its official website or any replacement website or other replacement official publication of such list; or

(d)                                 an individual or entity with which any financial institution is prohibited from dealing or otherwise engaging in any transaction under any laws or regulations related to terrorism or money laundering.

6.06                        Ongoing Obligation.  If at any time during the term of this Agreement, any of the representations contained in this Section 6 are no longer true, Servicer will immediately notify FMC, and FMC shall have the immediate right to terminate this Agreement, without further obligation or penalty.  FMC will not be required to pay any Early Termination or Record Return/Deconversion fee if this Agreement is terminated pursuant to this Section 6.06.

SECTION 7.  INSPECTIONS: AUDITS

7.01.                     FMC Audit of Books and Records. FMC, its accountants, auditors, representatives and any Federal, state or local governmental or quasi-governmental officials with regulatory authority over FMC or FMC Affiliates shall have the absolute right, at FMC’s expense, upon not less than twenty (20) days prior notice (or such shorter notice period as required by law), at any time during or after the term hereof:

(i) to audit or examine all books, records, documents, other writings, information, whether in hard copies, electronic form or otherwise, relating to Services to be provided by Servicer under this Agreement at the location(s) where Servicer maintains such books, records, documents, writings and information; and

(ii) to conduct such other examinations, tests or investigations with respect to the Services to be provided under this Agreement as FMC may deem necessary or desirable in FMCs sole and absolute discretion and at FMC’s expense, it being acknowledged and agreed by Servicer that FMC shall have full and unrestricted rights of access to books, records, documents, other writings and information, whether in hard copies, electronic form or otherwise, relating to the Services to be provided by Servicer under this Agreement, at any time during normal business hours.

7.02.                     Sarbanes Oxley Compliance. If requested by FMC, Servicer shall participate in Sarbanes-Oxley Act of 2002 (“Sarbanes Oxley”) compliance testing conducted by FMC with respect to the Services on a quarterly basis and shall provide documents and information as reasonably requested by FMC to conduct such compliance testing. Servicer agrees to provide any assistance reasonably requested by FMC to enable FMC to comply with Sarbanes Oxley, the rules of the Public Company Accounting Oversight Board and rules of the Securities and Exchange Commission relating to disclosure controls and procedures and inquiries by the SEC or other regulatory agency. Such assistance shall include but shall not be limited to: (i) documenting Servicer’s controls and procedures relating to the Services; (ii) cooperating with FMC’s auditors in connection with the testing of such controls and procedures; (iii) making quarterly representations or certifications to FMC regarding any material changes to such controls and procedures; (iv) remediating any material weakness or significant deficiency that would prevent FMC from complying with Sarbanes Oxley or any rules or regulations promulgated thereunder; and (v) providing an unqualified SAS 70 Type 2 Report issued by an independent certified public accounting (CPA) firm in connection with its provision of the Services.

7.03.                     SAS 70 Audit. Servicer will engage, at its expense, an independent CPA firm that adheres to professional standards established by the American Institute of Certified Public Accountants (AICPA) to conduct reviews of Servicer’s general controls associated with Servicer’s facilities, as well as the controls associated with the Services and the programs used to provide the Services, including but not limited to controls over information technology and related processes, The scope of the audit shall include all such matters as Servicer’s auditor deems necessary or required to meet regulatory compliance standards, including but not limited to an examination of the record keeping system and other equipment and software used by Servicer. Such reviews shall be performed at such frequency and times as Servicer shall determine, but shall be performed at least once annually. Within thirty (30) days of its receipt by Servicer, Servicer shall provide FMC with a copy of each report submitted by Servicer’s independent accountants regarding any of the matters set forth in this paragraph. All such reviews shall comply with AICPA Statement on Auditing Standards (SAS) No. 70, and the reports obtained shall be of the type generally referred to (depending on the publication) as either Type “II” or “B”. In a Type II report, the Servicer auditor will express an opinion on (1) whether the Servicer’s organization description of its controls presents fairly, in all material respects, the relevant aspects of the Servicer’s organization controls that had been placed in operation as of a specific date, and (2) whether the controls were suitably designed to achieve specified control objectives, and (3) whether the controls that were tested were operating with sufficient effectiveness to provide reasonable, but not absolute, assurance that the control objectives were achieved during the period specified. If the Servicer’s auditor procedures reveal exceptions or control deficiencies, then Servicer shall take steps to correct the control objective, at no cost to FMC.

7.04.                     Operational Audits. Upon twenty (20) days notice from FMC, and subject to Servicer’s reasonable security requirements, Servicer shall provide to FMC (and FMC’s internal and external auditors, inspectors, regulators and other representatives that FMC may designate from time to time) access at reasonable hours to Servicer’s personnel, to the facilities at or from which Services are then being provided, and to Servicer’s records and other pertinent information, all to the extent relevant to the Services and Servicer’s obligations under this Agreement. Such access shall be provided for the purpose of performing audits and inspections of Servicer and its businesses and to examine Servicer’s performance of loan servicing under this Agreement including (i) verifying the integrity of the Servicer data; (ii) examining the controls (e.g., organizational controls, input/output controls, system modification controls, system design controls and access controls) and the security, disaster recovery and back-up practices and procedures; (iii)

examining Servicer’s measurement, monitoring and management tools; and (iv) enabling FMC to meet applicable legal, regulatory and contractual requirements. Servicer shall provide any assistance reasonably requested by FMC or its designee in conducting any such audit.

7.05                        Regulatory Audits. Within thirty (30) days of its receipt, Servicer shall provide FMC with a summary of any audit results performed by a federal or state regulator concerning the Services provided under this Agreement, including but not limited to the Department of Education. The content of any such summary shall be subject to Servicer’s reasonable security requirements. When the regulatory auditor’s procedures reveal exceptions or control deficiencies, then Servicer shall take steps to correct the control design deficiency or operating effectiveness deficiency in all material respects. If such audit reveals that the services provided by Servicer do not cause Servicer’s operations to meet the auditor’s recommendation, then Servicer shall provide such further services as are necessary to bring its operations into conformance with the auditor’s recommendations to such level and degree, at no cost to FMC.

7.06.                     Financial and Other Information. Servicer shall provide FMC with the following:

(a) Within forty-five (45) days after the end of each of the first three quarters of each fiscal year, unaudited financial statements of Servicer for such quarter, setting forth the information called for as of the end of, and for such quarter as described in paragraph (b) of this Section 7; and

(b) Within 120 days after the close of each fiscal year of Servicer, a copy of an annual report as to the obligations and activities of Servicer during such fiscal year, and financial statements for such fiscal year, setting forth in reasonable detail:

(i) the balance sheet for Servicer and its programs showing the assets and liabilities of the programs at the end of such fiscal year;

(ii) a statement of Servicer’s revenues and expenses in accordance with the categories or classifications established by Servicer for its operating and program purposes and showing the revenues and program expenses during such fiscal year; and

(iii) a statement of changes in financial position, including changes in financial position of Servicer’s programs, as of the end of such fiscal year.

The annual report shall be accompanied by an Independent Auditor’s Report stating that the financial statements present fairly, in all material respects, the net assets of the Servicer as of the years stated, and its changes in net assets and cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

7.07.                   Annual Statement as to Compliance. The Servicer shall deliver an annual report to FMC on or prior to March 31 of each year commencing March 31, 2006, signed by the Chief Executive Officer (“CEO”) or Executive Vice President (“EVP”) of the Servicer,

stating that (a) a review of the activities of the Servicer, and the Servicer’s Performance under this Agreement, for the previous twelve (12) months ending September 30 has been made under such CEO’s or EVP’s supervision and (b) to the best of such CEO’”s or EVP’s knowledge, based on such review, the Servicer has or has caused to be performed all of its obligations under this Agreement throughout such year and that no default has occurred, or if such a default has occurred and is continuing, specifying each such event, the nature and status thereof and the steps necessary to remedy such affair. In the event that the Servicer has delegated any servicing responsibilities with respect to the Student Loans to a subservicer or subcontractor, the Servicer shall deliver a similar annual report by any such subservicer or subcontractor as described above as and when required with respect to the Servicer.

7.08.                     Annual Independent Public Accountant’s Servicing Reports; Assessments of Compliance and Attestation Reports. On and after January 1, 2006, the Servicer shall service and administer all Student Loans in accordance with all applicable requirements of the servicing criteria set forth in Item 1122(d) (the “Servicing Criteria”) of Regulation AB (17 C.F.R. §§ 229.1100 - 229.1123) (“Regulation AB”) promulgated by the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1934, as amended (the “Exchange Act”).  Pursuant to Rules 13a-18 and 15d-18 of the Exchange Act and Item 1123 of Regulation AB, the Servicer shall deliver to FMC, the related Trustee and any other Permitted Assignee, at the cost and expense of FMC, the Trustee, or a Permitted Assignee, on or before August 31 of each year commencing in 2006, a report regarding the Servicer’s assessment of compliance (an “Assessment of Compliance”) with the Servicing Criteria during the previous twelve (12) months ending June 30.  The Assessment of Compliance must be reasonably satisfactory to the related Trustee, and as set forth in Regulation AB, the Assessment of Compliance must contain the following:

(a)                                  A statement by a Servicing officer of such Servicing officer’s responsibility for assessing compliance with the Servicing Criteria applicable to the Servicer;

(b)                                 An assessment by such Servicing officer of the Servicer’s compliance with the applicable Servicing Criteria for the period consisting of the previous twelve (12) months ending June 30, including disclosure of any material instance of noncompliance with respect thereto during such period, which assessment shall be based on the activities the Servicer performs with respect to asset-backed securities transactions taken as a whole involving the Servicer, that are backed by the Student Loans;

(c)                                  A statement that a registered public accounting firm has issued an attestation report on the Servicer’s Assessment of Compliance for the period consisting of the previous twelve (12) months ending June 30; and

(d)                                 On or before August 31 of each year commencing in 2006, the Servicer shall furnish to FMC, the related Trustee and any other Permitted Assignee a report (an “Attestation Report”) by a registered public accounting firm that attests to, and reports on, the Assessment of Compliance made by the Servicer, as required by

Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122(b) of Regulation AB, which Attestation Report must be made in accordance with standards for attestation reports issued or adopted by the Public Company Accounting Oversight Board.

The Servicer shall cause any subservicer, and any subcontractor determined by the Servicer to be “participating in the servicing function” within the meaning of Item 1122 of Regulation AB, to deliver to FMC, the related Trustee and any other Permitted Assignee an Assessment of Compliance and Attestation Report as and when provided above.

Each of the parties to this Agreement acknowledges and agrees that the purpose of this Section 7.08 of this Agreement is to facilitate compliance with the provisions of Regulation AB, as such may be amended from time to time and subject to clarification and interpretive advice as may be issued by the staff of the SEC from time to time.  Therefore, each of the parties agrees that (a) the obligations of the parties hereunder shall be interpreted in such a manner as to accomplish that purpose, (b) the parties’ obligations hereunder will be supplemented and modified as necessary to be consistent with any such amendments, interpretive advice or guidance, convention or consensus among active participants in the asset-backed securities markets, advice of counsel, or otherwise in respect of the requirements of Regulation AB, (c) the parties shall comply with requests made by FMC, the Administrator, any Trustee or other Permitted Assignee for delivery of additional or different information as FMC, the Administrator, any Trustee or other Permitted Assignee may determine in good faith is necessary to comply with the provisions of Regulation AB, and (d) no amendment of this Agreement shall be required to effect any such changes in the parties’ obligations as are necessary to accommodate evolving interpretations of the provisions of Regulation AB.

7.09                      Cooperation with Audits; Follow-Up. Servicer shall fully cooperate with any audit(s) conducted by either FMC, FMC’s agent, or a U.S. federal agency pursuant to this Agreement. Servicer shall not charge FMC for the management hours or fees with respect to the time spent by Servicer’s management and employees reasonably necessary in providing assistance to FMC, FMC’s internal and external auditors, or any governmental authority performing any audits, compliance, security and control testing. If any audit report establishes that Servicer’s performance of the Services is not in compliance with the terms of this Agreement, Servicer shall submit to FMC within thirty (30) days of its receipt of the relevant audit report a plan to improve Servicer’s performance to the level required by this Agreement. In the event that any financial audit report reveals that any changes or expenses have been overbilled or underbilled, then FMC shall make adjustment in the fees and invoices as necessary on a prospective basis in future months as necessary to correct errors or maintain compliance with the Agreement, or Servicer or FMC shall render a payment to the other party as necessary to correct the discrepancy.

7.10                        Accelerated and Emergency Audits.  In the event that FMC has the right to terminate this Agreement under Section 14 (Termination), whether or not such right is exercised, FMC shall have the right to perform or cause to be performed any audit, examination or inspection described in this Agreement, without any limitations or requirements as to notice, frequency, duration, business interruption, or other such limitation or requirement for the benefit of the Servicer. All costs of such an accelerated or emergency audit shall be borne by FMC.

SECTION 8.  CHARGES AND PAYMENTS.

8.01                        Fees.  The Servicer shall provide all aspect of the Services at its sole cost and expense, except as otherwise provided in this Agreement, and shall be compensated as set forth this Agreement, including without limitation the Fee Schedule.

8.02                        Rate Change.  To the extent that an increase occurs in the costs incurred by the Servicer in providing the Services hereunder due to: (a) changes in the Servicing Guidelines or this Agreement, including without limitation the Service Level Agreement, (b) legislative and regulatory changes beyond the control of the Servicer which pertain to the manner of servicing of the Student Loans in accordance with Section 4.01 herein, (c) changes in United States Postal Service postage rates, or (d) material changes requested by FMC in the Services provided herein, including but not limited to changes contemplated in Section 4.09 hereof, the Servicer shall have the right to make a compensating increase to the Servicing fees set forth herein and in the Fee Schedule.

Such increase shall be limited to Servicer’s actual incremental cost increase resulting from such changes.  Servicer shall give FMC ninety (90) days prior written notice before implementing any such increase in Servicing fees pursuant to this Section. Such notice shall set forth the bases of, as well as the computation used in determining, any increase.

8.03                        Invoices.  Invoices for the Servicer’s Services, including the collection of Late Fees collected on behalf of FMC or any Owner as set forth in Section 4.14 herein and the Fee Schedule, shall be rendered by the Servicer after each month end with payment to be paid by FMC or the Owner, and shall be delivered electronically, or, upon request by FMC or the Owner, as a paper copy. Separate invoices shall be rendered for each Owner.  All invoices are payable net forty-five (45) days from the date of the invoice.  If full payment is not received within sixty (60) days of the invoice date, except as to amounts which are under good faith dispute, the Servicer may assess an interest charge of [**]% per month ([**]% annual percentage rate) on the unpaid balance from the date of the initial billing until fully paid.  FMC or the affected Owner shall report any disputes to the Servicer regarding an invoice for Servicing within sixty (60) days of the invoice, and the Servicer shall research the disputed item and respond to FMC or the affected Owner(s).

SECTION 9.  LIABILITY

The Servicer agrees to pay for any claim, loss, liability or expense, including reasonable attorney’s fees, which arises out of or relates to the Servicer’s acts or omissions with respect to the Services provided under this Agreement (including, without limitation, any refusal of the Insurer to pay any claim based on Servicer’s failure to conform to the Servicing Guidelines), where the final determination of liability on the part of the Servicer is established by an arbitrator, by a court of law with competent jurisdiction over the Servicer or by way of settlement agreed to by the Servicer. This provision shall not be construed to limit the Servicer’s or FMC’s rights, obligations, liabilities, claims or defenses which arise as a matter of law or pursuant to any other provision of this Agreement. This provision shall take effect as of the date on which each individual Student Loan is converted to the Servicer’s servicing system and shall apply to default claims rejected or paid subject to penalty due to errors on the part of the Servicer which occur after the date of conversion to the Servicer’s system. Furthermore, nothing herein shall be read or construed as a waiver of the sovereign immunity of the Commonwealth of Pennsylvania, except to the extent authorized by the laws of said Commonwealth.

The Commonwealth of Pennsylvania has created the Board of Claims, pursuant to the provisions of the act of May 20, 1937, P.L. 728, as amended by the act of October 5, 1978, Act No. 260, 72 P.S. 4651-1 et seq., for the adjustment of claims arising from contracts entered into by the Commonwealth or an agency of the Commonwealth. Subject to the statutory jurisdictional requirements, any and all claims against PHEAA respecting any matter pertaining to this Agreement or any part thereof may be instituted in the Board of Claims.

FMC agrees to pay for any claim, loss, liability or expense, including reasonable attorney’s fees and court costs, arising out of or relating to FMC’s acts or omissions with respect to the Student Loans covered by this Agreement, where the final determination of liability on the part of FMC is established by an arbitrator, by a court of law or by way of settlement agreed to by FMC. This provision shall not be construed to limit FMC’s or the Servicer’s rights, obligations, liabilities, claims or defenses which arise as a matter of law or pursuant to any other provision of this Agreement.

If the Insurer rejects a claim on account of Servicer’s failure to conform to the Servicing Guidelines in Servicing a Student Loan, the Servicer will start the cure process described in the Servicing Guidelines for the purpose of reinstating FMC’s or any Owner’s claim against the Insurer. (Student Loans in such status are hereinafter referred to as Student Loans in “Cure Status”). An indicator will be placed in the Student Loan record indicating the start (and the date) of Cure Status. Within twelve (12) months of the initiation of Cure Status, if Insurance has not been reinstated in accordance with the Servicing Guidelines, the Servicer shall purchase any such Student Loan by paying to FMC or the Owner (as applicable) an amount equal to the principal balance and all accrued and unpaid interest through the date of purchase. The Owner will assign its right, title and interest in any Credit Agreement to the Servicer where the Servicer has purchased such note. Within thirty (30) days after a final determination pursuant to Section 9 that Servicer was not responsible for causing the loss of Insurance, FMC will repurchase any and all such uninsured Student Loans for an amount equal to the purchase price plus any other costs incurred by Servicer in their purchase.

SECTION 10.  FORCE MAJEURE

10.01                 Neither Servicer nor FMC shall be liable for any failure or delay in the performance of its obligations under this Agreement to the extent such failure or delay is caused by any acts of war, terrorism, civil riots or rebellions, quarantines, embargoes and other similar unusual governmental actions, extraordinary elements of nature or acts of God, judicial or governmental action, emergency regulation or labor dispute or unrest, provided that and only to the extent that Servicer or FMC could not reasonably circumvent the failure or delay through the use of commercially reasonable alternate sources, workaround plans or other means (“Force Majeure”). An event shall not be considered a Force Majeure event to the extent that proper implementation of the Business Continuity Plan (as defined below) would have enabled the Servicer to continue performance hereunder in a timely manner. The occurrence of a Force Majeure event shall not excuse the Servicer from having in place reasonable safeguarding plans and procedures adequate for protecting all Proprietary Information and Customer Information of FMC and any Owner.

Notwithstanding any other provision of this Section, a Force Majeure event shall obligate and require Servicer to commence its Disaster Recovery Plan (as defined below). If any Force Majeure event prevents, hinders or delays performance of the critical Services for more than three (3) days or results in data loss in excess of forty-eight (48) hours, FMC may procure any affected Services from an alternate source at FMC’s cost and expense.  If the Force Majeure event continues to prevent, hinder or delay performance of any Services which are of a critical nature for an additional four (4) days, FMC shall have the right to terminate this Agreement on not less than fifteen (15) days prior written notice to Servicer, provided that Servicer will be responsible to continue Services up to the effective date of such termination.  FMC shall not be required to pay any Early Termination or Record Return/Deconversion Fees for a termination of this Agreement pursuant to this Section.

10.02                 Without limiting Servicer’s obligations under this Agreement, whenever a Force Majeure event causes Servicer to allocate limited resources between or among Servicer’s customers, FMC and any Owner, as applicable, shall be treated at least as favorably as Servicer’s most favored customers.

 SECTION 11.  CONFIDENTIAL INFORMATION/PRIVACY/SECURITY

11.01.              Proprietary/Confidential Information.  Each party understands and acknowledges that in the performance of this Agreement, each party (the “Recipient”) will gain access to certain nonpublic information, material and data, hereinafter referred to as “Proprietary Information”, relating to the other party (the “Disclosing Party”), which may include, but not be limited to, FMC’s customer information, the Disclosing Party’s technical and financial data, design, process, procedures, formula, business logic, presentation or strategy, new products and marketing plans that are commercially valuable to such Disclosing Party and all trade secrets, ideas, know-how, data, compilations, inventions, literary, artistic, graphical or other works and improvements, in each case whether or not patentable, copyrightable or otherwise subject to intellectual or industrial property protection, and whether or not registrable or subject to any registrations or applications therefor, and any of the same relating to or owned by any subsidiary or affiliate of the Disclosing Party.

(i)                                     Recipient agrees to keep all such Proprietary Information confidential, and not disclose, transfer, use, copy, or allow any employees or any third parties access to any such Proprietary Information, except for those who have a need to know such Proprietary Information in order for the Recipient to accomplish the requirements of this Agreement and who are individually bound by contractual obligations of confidentiality and limitation of use sufficient to give effect to this Section 11. Recipient will (a) keep all documents and any other material containing or incorporating any of the Proprietary Information at the usual place of business of Recipient, subject to physical access restrictions acceptable to Disclosing Party, (b) not use, reproduce, transform or store any of the Proprietary Information in any externally accessible computer or electronic information retrieval system unless such system is adequately protected against unauthorized access, and (c) make copies of the Proprietary Information only to the extent that the same is required pursuant to the purposes of this Agreement. In no event shall Recipient disclose any such Proprietary Information to any competitors of Disclosing Party.  In the event of a joint venture between Servicer and another entity, Servicer agrees to maintain the confidentiality of all such Proprietary Information of FMC and not to disclose the same in any manner to the joint venture entity without the prior written consent of FMC.  Upon request by the Disclosing Party and upon termination of this Agreement, the Recipient shall promptly return all such Proprietary Information retaining no copies and remove any copies of the Proprietary Information in any form whatsoever on the Recipient’s computer and information storage systems.  Recipient shall also provide to the Disclosing Party a written certification of destruction signed by an officer of the Recipient duly authorized to legally bind the Recipient certifying and warranting that no copies of the Proprietary Information have been retained.  Recipient agrees and understands that the Disclosing Party retains all right, title and interest in and to all of its Proprietary Information and any intellectual property and industrial rights therein, including (without limitation) any patents, copyrights and registrations thereof and applications therefor, and the Disclosing Party will have all the rights and remedies available to it as a result of such right, title and interest.  This Agreement does not grant or constitute an assignment of or license in or to any such Proprietary Information or intellectual or industrial property, including, without limitation, for the development, manufacture or sale by Recipient of products or services based on Proprietary Information or for any other use of Proprietary Information by Recipient except as expressly provided herein.

(ii)                                  Recipient’s duty hereunder shall not extend to such Proprietary Information which (a) is rightfully received by Recipient from a third party under no duty of confidentiality to the Disclosing Party; (b) is approved in writing by Disclosing Party for disclosure;  (c) is already in the public domain or which, after disclosure, becomes part of the public domain or otherwise generally available to the public through publication or otherwise through no fault of the Recipient (d) the Recipient can show is lawfully in its possession at the time of disclosure and was not acquired, directly or indirectly, from the Disclosing Party or anyone else who, to the knowledge of the Recipient, was subject to any obligations of confidentiality to the Disclosing Party, (e) developed independently from the Disclosing Party and which the Recipient can show by contemporaneous records were developed without reference to the Disclosing Party’s Proprietary Information or (f) is compelled by a validly issued subpoena, court order, governmental request or request of a law enforcement agency.

(iii)                               Recipient acknowledges that the Disclosing Party shall have the right to take all reasonable steps to protect their interests in keeping the Proprietary Information and the Confidential Information confidential, including, but not limited to, injunctive relief and any other remedies as may be available at law or in equity in the event Recipient does not fulfill its obligations under this Section 6.

11.02                 Privacy.          Each Party shall comply with all federal and state laws, and rules and regulations of applicable regulatory agencies, protecting the Confidential Information and privacy rights of FMC, its customers and consumers, including, without limitation, Title V of the federal Gramm-Leach-Bliley Act and federal regulations implementing such act, Interagency Guidelines Establishing Standards For Safeguarding Customer Information and codified at 12 C.F.R. Parts 30, 208, 211, 225, 263, 308, 364, 568, and 570. and the federal Economic Espionage Act (18 U.S.C. Section 1831 et seq). Servicer will not directly or indirectly reuse or redisclose to any Affiliate (as defined below), or any unaffiliated entity or person, any Confidential Information, including but not limited to, any personally identifiable consumer information, provided by FMC under this Agreement for any purpose other than to perform the activities contemplated by this Agreement. All Confidential Information in the possession of Servicer, other than information independently obtained by Servicer and not derived in any manner from information obtained under or in connection with this Agreement, is and shall remain confidential and proprietary information of FMC, TERI, and/or the applicable Program Lender. If Servicer proposes to disclose Customer Information to any person or entity to assist Servicer to perform its duties under this Agreement, Servicer shall first enter into a written confidentiality agreement with such person or entity under which that person or entity would be restricted from disclosing, using or duplicating such Customer Information, except as contemplated under this Agreement.  Notwithstanding any such confidentiality agreement, Servicer shall remain liable to FMC, Program Lender or any Owner, as applicable, for any failure of such person or entity to comply with such confidentiality agreement to the extent that such noncompliance, if engaged in by Servicer, would be a breach of this Agreement.

For purposes of this Agreement “Affiliates” means all current or future corporations that directly or indirectly, through one or more intermediaries, Control (as defined below) or are Controlled by, or are under common Control with, FMC or Servicer  or that are successors (whether by change of name, dissolution, merger, consolidation, reorganization or otherwise) to any such corporations or their businesses and assets.  “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of an entity through the majority ownership of voting securities.

For purposes of this Agreement, “Confidential Information” shall mean all data; records; correspondence; reports; borrower lists; documents; any personally identifiable information or records in any form (oral, written, graphic, electronic, machine-readable, or otherwise) relating to a Borrower, including, but not limited to: a Borrower’s name, address, telephone number, social security number, account number, loan payment or transactional account history, account status, and the fact that the Borrower has a relationship with a Program Lender and Owner; other Borrower information; or other documentation received by Servicer pursuant to the Agreement from FMC, or from the Borrower, or from the school which Borrower attends, or information prepared and maintained by Servicer in the course of its activities under this Agreement.

Servicer agrees not to utilize any Confidential Information, including but not limited to the marketing of products or services to, or the solicitation of business from, Borrowers, unless it is necessary to do so in order to fulfill an obligation under this Agreement.  Servicer also agrees that it will not sell, disclose, transfer, or rent any Confidential Information to any third party nor will it use any Confidential Information on behalf of any third party, without the express written permission of FMC and the relevant Borrower.  Servicer shall use a digital certificate on the web server to enable the use of SSL and HTTPS protocols. All internet transfers of Confidential Information and screen images of the same shall be encrypted.

Servicer acknowledges that money damages may be both incalculable and an insufficient remedy for any breach of this provision by Servicer and that any such breach may cause FMC irreparable harm.  Accordingly, Servicer agrees that in the event of any breach or threatened breach of this Section, FMC, in addition to any other remedies at law or in equity that it may have, shall be entitled without requirement of posting a bond or other security, to equitable relief, including injunctive relief and specific performance without proof of actual damages.

11.03                 Security Program.  Notwithstanding anything herein to the contrary, Servicer may receive or otherwise have access to “Customer Information” (as defined in Appendix B to 12 CFR §30), in connection with providing Services to FMC pursuant to the terms of the Agreement.  Servicer shall implement and maintain an appropriate security program for Customer Information designed to meet the following Objectives, as defined below, of the Interagency Guidelines Establishing Standards for Safeguarding Customer Information pursuant to the authority of Section 501(b) of the Gramm-Leach-Bliley Act of 1999 (“Information Security Program”).  “Objectives” means a program designed to (i) ensure the security and confidentiality of Customer Information (as defined below); (ii) protect against any anticipated threats or hazards to the security or integrity to Customer Information, and (iii) protect against unauthorized access to or use of Customer Information that could result in substantial harm or inconvenience to any “Customer” (as defined in 12 CFR § 40.3 (h)).  Servicer shall provide FMC on or prior to the Effective Date and thereafter, upon request, with a copy of its information security and assurance policy and any updates or amendments thereto. Servicer agrees that upon reasonable notice and at Servicer’s convenience, FMC may come to Servicer’s place of business and review the specifics of Servicer’s security plan with Servicer.  It is understood and agreed that Servicer shall not be required to have an Information Security Program in place that implements every security measure listed in each paragraph of Section III C of Appendix A to 12 CFR § 30; provided that Servicer’s Information Security Program is appropriate to address the level of risk and otherwise meets the Objectives.  FMC, its internal and external auditors and regulatory agencies (“Auditors”) shall be permitted, during normal business hours, to audit the Servicer’s Information Security Program upon provision of sixty (60) days prior notice and provision of an agenda for the audit requirements.  Servicer shall provide to the Auditors, upon request, a copy of a CyberTrust Certification Letter and a Type II SAS 70 Report which report shall include the operating controls associated with Servicer’s Information Security Program and tests of those operating controls. Servicer shall be subject to said audits as long as Servicer continues to maintain, store or have access to Customer Information.

As part of its information security program, Servicer shall take appropriate measures to properly dispose of “Consumer Information” and “Customer Information” as defined in The Interagency Guidelines Establishing Standards for Information Security (as revised, 12/28/04), 12 CFR Part 30 (Appendix B), whether such information is in paper, electronic or other form.  These measures should, at a minimum include:

(i)                                     Burning, pulverizing or shredding of papers containing Consumer Information and Customer Information so that the information cannot practicably be read or reconstructed;

(ii)                                  Ensuring the destruction or erasure of electronic media containing Consumer Information and Customer Information so that the information cannot practicably be read or reconstructed; and/or

(iii)                               Ensuring that any third party who performs the activities described in (a) and (b) on behalf of Servicer above does so in a manner consistent with this Section.

Servicer shall ensure that it does not retain Customer Information or Consumer Information for longer than it needs such information to perform its obligations hereunder.  Servicer’s disposal policy shall require that such information is reviewed and destroyed on a routine basis consistent with the Servicer’s disposal policy.

Servicer shall have in place and follow a routine destruction policy for all FMC Confidential Information, FMC data, deliverables and any working papers, correspondence, notes, memoranda, drafts or other material (whether in electronic, paper or other form) related to Servicer’s performance under this Agreement.  No such materials will be retained longer than such period as is set forth in Servicer’s policy period for retention unless mandated under this Agreement or by applicable law.

This Section is intended only to describe how to properly dispose of Consumer Information and Customer Information.  Requirements related to when Customer Information and Consumer Information must be retained or destroyed are found elsewhere in this Agreement or under applicable law.

11.04                 Security Breach.  In the event Servicer knows or reasonably believes that there has been any unauthorized acquisition of or access to data that compromises the security, confidentiality, or integrity of “non-public personal information” maintained by or for Servicer (a “Breach”), Servicer shall take the following actions:

(i)                                     Immediately notify FMC of such Breach.

(ii)                                  Identify to FMC at no cost to FMC what specific data, by customer and/or account number has or may have been Breached.

(iii)                               Monitor any affected accounts for any unusual activity (if appropriate).

(iv)                              Take measures to contain and control the incident to prevent further unauthorized access.

(v)                                 Remedy the circumstances that permitted such Breach to occur.

(vi)                              Cooperate with FMC as necessary to facilitate FMC’s compliance with any applicable federal or state law regarding unauthorized access of customer personal information.

For the purposes of this section, “non-public personal information” shall include any two of the following:  a person’s name, address, social security number, telephone number, driver’s license or state ID number, account number, credit/debit card account number, access code, password, identification number, or security code.  Servicer shall fully reimburse FMC for the actual costs of mailing notices to individuals whose data has or may have been Breached, where such Breach is the direct result, in whole or in part, of Servicer’s breach of this Agreement, Servicer’s failure to conform to applicable law, or Servicer’s negligence.

11.05                 Business Continuity and Site Disaster Recovery Plans  Servicer shall maintain and shall test at least once annually plans to continue business in the event of an interruption to its business or unavailability of any site from which Services are being performed (the “Disaster Recovery and Business Continuity Plans”).  The Servicer agrees that its Disaster Recovery and Business Continuity Plan shall include, among other things, provision for the remote storage of computer software and data, for the remote storage of copies of Student Loan documentation in conformance with Section 4.04 (Custody), the availability of a location for off-site computer services and procedures covering all of the Servicer’s facilities used in connection with the Services in order to insure continuance of Services in the event of a disaster affecting any such Servicer facility and storage of a complete system image tape of both object code and source code for its student loan servicing software at an off-site storage location designated by the Servicer and disclosed to FMC.

The Servicer covenants and agrees that it shall create on a daily basis electronically stored backup data for all Student Loan data for the particular day.  At a minimum, the Servicer’s core processing facilities and operations will include redundant backup and security to ensure minimal exposure to systems failure or unauthorized access.  The Servicer will take commercially available measures to ensure the continuity of operations via tape or other off-site backup mechanism.  Power backup will be maintained throughout the core processing facilities which affect performance of the Services should a power outage occur.  The Business Continuity Plan must meet the Recovery Time Objective (RTO) and Recovery Point Objective (RPO) as defined below:

The Service will be available within a three (3) day period following any significant outage/incident (RTO = 72 hours) with a maximum of forty-eight (48) hours of data loss (RPO = 48 hours).

Servicer shall test both its Disaster Recovery Plan and Business Continuity Plan on an annual basis and send its annual Overview of Business Recovery Exercise report to FMC.  Servicer agrees that upon reasonable notice and at Servicer’s convenience, FMC may come to Servicer’s place of business and review the specifics of Servicer’s Disaster Recovery and Business Continuity Plans with Servicer. If any testing hereunder establishes that Servicer’s performance of the Services is not in compliance with the terms of this Agreement, Servicer shall within thirty (30) days of its receipt of the results of such testing, publish a Remedial Action Plan and provide the same to FMC. Such Remedial Action Plan shall include a schedule of Milestones and shall provide for reports to FMC with respect to each Milestone. An event shall not be considered a force majeure event to the extent that proper implementation of the Disaster Recovery and Business Continuity Plans would have enabled Servicer to continue performance hereunder in a timely manner.  The occurrence of a force majeure event or disaster shall not excuse Servicer from having in place reasonable safeguarding plans and procedures adequate for protecting all FMC Confidential or Proprietary Information and Customer Information and Consumer Information. In the event of a natural or other disaster beyond the Servicer’s control that interrupts the Servicer’s performance of any such Services for any period, the Servicer shall promptly respond to such disaster in accordance with the procedures contained in the Disaster Recovery and Business Continuity Plans in order to resume performance of such Services.

11.06                 Servicer Firewall(s).

(i)                                     Servicer will create its firewall rules based on the principle of least access needed.  This means that the firewall(s) will only pass the traffic necessary for the system applications utilized by Servicer in providing Services hereunder to function to the backend servers, and any unnecessary traffic will be blocked.

(ii)                                  Servicer will segregate the Internet environment used to provide service to its clients from the intranet environment used by internal Servicer personnel.

(iii)                               An encrypted session will be used for connectivity between FMC and Servicer over the internet.

11.07                 User Authentication Processes.  Servicer will follow its existing policies, procedures, and standards for authentication.  Servicer will provide FMC with access to such policies and procedures at Servicer’s place of business.

11.08                 Intrusion Detection.  Servicer will maintain a current industry standard intrusion detection monitoring system that protects its infrastructure against system risk from outside users and vendors.  Servicer will actively monitor the intrusion monitoring system and develop escalation procedures to notify FMC personnel in the event of a security breach pursuant to Section 11.04.

11.09                 Risk Assessment.  Servicer shall comply with industry best practices and standards regarding information security.  In addition to Servicer’s annual Type II SAS 70 audit, it shall partner with an external vendor for the purpose of receiving a certification on Servicer’s information security practices and protocols. The external vendor shall at a minimum conduct external and internal scans and audits of the Servicer’s network. On an on-going basis the external vendor shall provide to Servicer notification of any malicious code, viruses or known threats so that Servicer may protect its network accordingly.  Additionally, on an annual basis, Servicer shall engage external vendors to conduct blind intrusion testing to verify Servicer’s then current information security, controls, standards, and procedures.  Upon request from the FMC, Servicer shall provide a certification letter from its external vendors certifying Servicer’s compliance with industry best practices and standards.  For each external vendor providing services described in this Section 11.09, Servicer shall provide FMC with a summary of such vendor’s reports and shall respond to any of FMC’s reasonable follow-up questions with respect to such summaries.  Any information provided to FMC under this Section shall be deemed Proprietary Information.

11.10.              Survival. The obligations set forth in this Section 11 as they pertain to Proprietary Information, Confidential Information, Customer and Consumer Information shall survive termination of this Agreement and continue for so long as the relevant information remains Proprietary Information, Confidential Information, Customer Information or Consumer Information.

SECTION 12.  DISPUTES

In the event of any dispute or disagreement between the parties hereto either with respect to the interpretation of any provision of this Agreement or with respect to the performance hereunder by the Servicer or by FMC, each of the parties will appoint, no later than thirty (30) days after the dispute or disagreement has arisen as evidenced in writing by one of the parties, a designated officer to meet for the purpose of endeavoring to resolve such dispute or to negotiate for an adjustment to such provision.  In case no agreement is reached, a third designated person may be appointed upon mutual agreement to resolve such dispute or to negotiate with the previously designated officers to negotiate for an adjustment to such provision.  No formal proceedings for the judicial resolution of the initially designated dispute may be commenced until either of the designated officers concludes in good faith that amicable resolution through continued negotiations of the matter in issue does not appear likely.  In no event shall such dispute resolution procedure continue for more than sixty (60) days after the appointment of the initially designated officers, after which period of time either party may choose to seek a final determination of liability on the part of the other party by a court of law as set forth in Section 9 (Liability) herein.

SECTION 13. ASSIGNMENT.

13.01                 Assignment by the Servicer.  This Agreement and all the rights and obligations of the Servicer hereunder may not without the prior written consent of FMC, which consent shall not be unreasonably withheld, be assigned or subcontracted by the Servicer. Any successor must acquire substantially all of the assets or business of the Servicer, have the ability to perform the Services under the terms and conditions hereof, and be approved by the Insurer and reasonably acceptable to any Trustee.

13.02                 Assignment to Permitted Assignee.  The parties contemplate that:

(a)                                pools of Committed Student Loans will be sold by the Program Lender to SPEs in Securitization Transactions sponsored by FMC from time to time, and Permitted Assignees will receive a collateral assignment of the Committed Student Loans in each Securitization Transaction; and

(b)                               at the same time and as part of the same transaction, FMC will assign its rights under this Agreement to obtain Servicing of said Student Loans to said SPEs, which rights may be further assigned to Permitted Assignees, so that said Student Loans will be Serviced by Servicer under the terms of this Agreement, following execution by the parties of a Servicer Consent Letter.

13.03                 Effect of Assignment.  Servicer agrees that upon the assignment of FMC’s rights under this Agreement with respect to a pool of Student Loans to a Permitted Assignee and the execution by the parties of a Servicer Consent Letter, all obligations of FMC under this Agreement with respect to ongoing Servicing of such Student Loans, including without limitation the obligation to pay fees set forth in the Fee Schedule, shall cease, all rights and obligations of FMC under this Agreement with respect to such Student Loans shall inure to the SPE and the Permitted Assignees, and any all references to FMC in this Agreement, to the extent it has been so partially assigned, shall be deemed to refer to said SPE. Notwithstanding the foregoing, FMC shall retain rights under this Agreement that do not relate to ongoing Servicing of such Student Loans, as set forth in Section 2.03 (Role of FMC).

13.04                 Notice Requirement prior to Sale of Student Loans.  FMC shall use reasonable efforts to notify the Servicer, in writing, sixty (60) days prior to any sale of Student Loans, and shall notify Servicer, in writing, no less than forty-five (45) days prior to any sale of Student Loan, currently housed on the Servicing system as to (a) the anticipated sale date and (b) the characteristics of the exact Student Loans to be sold. The actual sale date will be provided five (5) days prior to the sale. Upon receipt of the above initial notice, the Servicer will provide FMC with available transfer dates within thirty (30) days.  Actual transfer dates shall be mutually agreed upon.

13.05                 Servicing Obligations after Sale of Student Loans (to third party other than an SPE).

(a)                                  The Servicer’s Offer of Continued Servicing.  With respect to any Student Loans which are sold, assigned or transferred by a Permitted Assignee (other than a trustee under Section 13.02), upon the Servicer’s receipt of a notice from such Permitted Assignee that it intends to sell, assign or transfer any or all of the Student Loans which are being Serviced hereunder, the Servicer shall contact the intended purchaser, assignee or transferee (collectively, the “Transferee”) and offer to Service such Student Loans for the Transferee for the balance of the term of this Agreement (and, at the option of the Transferee, any extensions thereof) as follows: (i) if the Transferee or an affiliate, parent, subsidiary or other entity related to the Transferee (collectively, a “Related Entity”) has entered into a servicing agreement with the Servicer, under the terms and conditions of any such agreement, or (ii) otherwise, under terms and conditions which are no less favorable than those terms and conditions which are contained in this Agreement.  This subsection shall not apply to an assignment to a Permitted Assignee pursuant to Section 13.02.

(b)                                 Liability of Permitted Assignee upon Transferee’s Acceptance of Servicer’s Offer to Service Student Loans.  If the Transferee accepts the offer described in 13.05(a)(i) or (ii), the Permitted Assignee shall have no further obligation or liability to the Servicer hereunder with respect to such Student Loans, and the Early Termination Fees set forth in the Fee Schedule shall not be due and payable.  If the Transferee does not elect to have the Servicer continue Servicing the Student Loans, the Permitted Assignee shall pay the Early Termination Fees set forth in the Fee Schedule.  This subsection shall not apply to an assignment to a Permitted Assignee pursuant to subsection 13.02.

Section 14.                                   TERMINATION

14.01                 Borrower’s Student Loan.   This Agreement shall terminate as to a specific Borrower’s Student Loan on the earliest of:

(a)                                the month following the month during which (i) the principal, interest, and Late Fees, if any, have been fully paid and remitted to the Owner, and (ii) the Borrower has been notified that the Student Loan has been paid in full;

(b)                               the end of the month during which notification is given to the Servicer that a claim for guarantee/insurance relating to the Student Loan has been paid by the Insurer; or

(c)                                the end of the month following the month during which the sale or transfer of such Student Loan occurs where Servicer does not continue Servicing such Student Loan subject to the provisions set forth in Section 13 (Assignment) hereof.

14.02.              Termination by FMC.  This Agreement may be terminated at the option of FMC upon the occurrence of any of the following:

(a)                                  Any of the representations or warranties made in or pursuant to this Agreement are not true or are erroneous in any material respect;

(b)                                 The Servicer’s failure to perform or observe any of the provisions or covenants of this Agreement and its referenced schedules and exhibits, in any material respect (including, without limitation, any breach of the provisions of Section 4.13 (Collections), all of which shall be deemed material);

(c)                                  If the Servicer shall (i) discontinue business, or (ii) generally not pay its debts as such debts become due, or (iii) make a general assignment for the benefit of creditors, or (iv) admit by answer, default or otherwise the material allegations of petitions filed against it in any bankruptcy, reorganization, insolvency or other proceedings (whether federal or state), relating to relief of debtors, or (v) suffer or permit to continue unstayed and in effect for thirty (30) consecutive days, any judgment, decree or order, entered by a court of competent jurisdiction, which approves a petition seeking its reorganization or appoints a receiver, custodian, trustee, interim trustee or liquidator for itself or all or a substantial part of its assets, or (vi) take or omit any action in order thereby to effect any of the foregoing;

(d)                                 Change of Control.  Notwithstanding 13.01 (Assignment by Servicer), if Servicer is the subject of a Change of Control, FMC shall have the right to terminate this Agreement upon a minimum of twenty (20) business days prior written notice. Such right of termination may be exercised any time beginning upon the earlier of consummation of the Change of Control transaction or public announcement that such a transaction is pending. Following Servicer’s receipt of notice and information to support the termination hereunder from FMC, Servicer shall work diligently with FMC to carry out the deconversion of the Student Loans off of the

Servicer’s Servicing system within a timeframe reasonably agreeable to the parties but in any event shall be begun within ninety (90) business days from the Servicer’s receipt of notice and the parties shall use their best efforts to complete the deconversion process within 24 months from the date it begins.  There will be no charge to FMC of Early Termination Fees as detailed in the Fee Schedule attached hereto arising from FMC’s termination of the Agreement pursuant to this Section. FMC shall be responsible for any and all fees arising under this Agreement and the attached Fee Schedule that are incurred by FMC hereunder prior to FMC’s termination of this Agreement pursuant to this Section.

(e)                                  Termination for Insufficient Volume.  In the event that the total original principal amount of Student Loans being Serviced pursuant to this Agreement shall be less than [**]dollars ($[**]) as of the May 1 that occurs at least twenty-four months after the first Student Loan is Serviced hereunder, then FMC and all Owners acting in concert may, by written notice to Servicer, terminate this Agreement.  Such termination shall be on six (6) months written notice .  Servicer shall cooperate fully in the deconversion and transfer of such Student Loans to another Servicer.

In the event of an event of default as set forth in Section 14.02(a) or (b) above, the Servicer shall have the right to cure any such breach or error to FMC’s full satisfaction within thirty (30) days of written notice from FMC. Notwithstanding the foregoing, Servicer shall have the right to cure any breach of Section 4.13 (Collections) or any failure to conform to a Milestone in a Remedial Action Plan within five (5) (not thirty (30)) days after written notice from FMC.

In the event that: (i)  Servicer fails to cure such default and the Agreement is terminated pursuant to Section 14.02 (a) or (b) or (ii) this Agreement is terminated pursuant to Section 14.01 or 14.02 (c), or Sections 4.02, 4.03(d), 6.06, 10.01, there will be no charge to FMC for Early Termination Fees or Record Return/Deconversion Fees.  In the event the Agreement is terminated prior to the end of the initial term for any reason other than stated above (including termination under Section 14.02(d), FMC shall be responsible for the payment of Early Termination Fees and Record Return/Deconversion Fees as detailed in the Fee Schedule.

14.03.       Termination by the Servicer. This Agreement may be terminated at the option of the Servicer upon the occurrence of any of the following:

(a)                                  FMC’s failure to perform or observe any of the material provisions or covenants of this Agreement; or

(b)                                 If FMC shall (a) discontinue business, or (b) generally not pay its debts as such debts become due, or (c) make a general assignment for the benefit of creditors, or (d) admit by answer, default or otherwise the material allegations of petitions filed against it in any bankruptcy, reorganization, insolvency or other proceeding (whether federal or state) relating to relief of debtors, or (e) suffer or permit to continue unstayed and in effect for thirty (30) consecutive days, any judgment, decree or order, entered by a court of competent jurisdiction, which approves a petition seeking its reorganization or appoints a receiver, custodian, trustee, interim trustee or liquidator for itself or all or a substantial part of its assets, or (f) take or omit any action in order thereby to effect any of the foregoing; or

In the event of an event of default as set forth in Section 14.03(a) or (b) above, FMC shall have the right to cure any such breach or error to Servicer’s full satisfaction within thirty (30) days of written notice from Servicer.

In the event FMC fails to cure such default and the Agreement is terminated pursuant to Section 14.03(a) or (b), FMC shall pay Servicer the Early Termination Fees and Record Return/Deconversion Fees set forth in the Fee Schedule.

14.04.              Record Return/Deconversion.  Upon termination of this Agreement or upon termination of this Agreement with respect to any particular Student Loan or Loans whether by virtue of the passage of time or otherwise, the Servicer shall, regardless of any FMC default or any other reason, return to FMC all records, data processing records, reports, documents and correspondence, including Original Credit Agreements, applications, payment histories, due diligence histories, and copies of microfilm documents maintained by the Servicer in connection with the Servicing of the Student Loans (or such Student Loans as applicable). Servicer shall maintain a copy of all records and reports which related to the Servicing of Student Loans generally for five years after any deconversion.  Upon the return of the Student Loan records, FMC agrees to pay the Record Return/Deconversion Fee, as set forth in the Fee Schedule, except under the circumstances specifically set forth in this Agreement, and such records will be returned to FMC by Servicer as provided below or as otherwise mutually agreed upon by the parties.  Upon any termination or expiration of this Agreement, any deconversion and transfer of the Accounts to FMC or its new servicer shall be on an orderly schedule reasonably determined by the Servicer, with FMC’s approval.  To the extent that the Servicer continues to provide Servicing for any Accounts after the termination or expiration date pending such scheduled deconversion and transfer, the terms of this Agreement shall remain in effect and the Servicer’s fees shall continue to be paid hereunder with respect to such Accounts during such period.

14.05                 Transition Period Rights.  If this Agreement is terminated pursuant to Sections 14.02(a), (b), (c) or (d) or 4.02, 4.03(d), 6.06, or 10.01, then FMC or any Owner shall have the right to demand continued Servicing of the Student Loans by Servicer at the rates set forth in the Fee Schedule until such time as all loans have been successfully deconverted.  FMC shall have the right to access the Servicer’s facilities and access to Student Loan data in the same manner as was permitted during the term of this Agreement.  Servicer has the obligation upon termination or expiration to provide, and FMC or any Owner has the absolute right to obtain, all of its Proprietary Information and Customer Information at any time.

SECTION 15.  MISCELLANEOUS PROVISIONS

15.01                   Notices.  All notices, approvals, consents, requests or other written communications regarding this Agreement are to be addressed as noted below.

If to FMC:	President
The First Marblehead Corporation
The Prudential Tower
800 Boylston Street, 34th Floor
Boston, Mass. 02199-8157

If to Servicer:	Executive Vice President, Marketing & Client Affairs
Pennsylvania Higher Education Assistance Agency
1200 North Seventh Street
Harrisburg, Pennsylvania 17102

15.02                 Relationship.  The parties to this Agreement intend that the Servicer shall render the Services contemplated by this Agreement as an independent contractor.  The Servicer and its employees, agents, and servants are not to be considered agents or employees of FMC, for any purpose whatsoever. Nothing herein contained, nor any action taken by the Servicer under this Agreement, shall be deemed or construed to give the Servicer any right, title or interest either in law or in equity in and to any Student Loan being Serviced by Servicer.

15.03                 Non-Exclusive Agreement for FMC.  Nothing contained herein shall be construed to create an exclusive arrangement as to FMC. The Servicer understands and agrees that FMC may enter into other agreements for the servicing of Private Student Loans in the future.

15.04                 Survival.  The representations and warranties of each party shall survive the termination of this Agreement and the obligations and duties of each party (including, without limitation, the obligations under Sections 9 (Liability) and 14 (Confidentiality)) shall survive the termination or expiration of this Agreement.

15.05                 Entire Understanding.  This Agreement herewith including all Schedules and Exhibits attached thereto, represent the entire understanding of the parties with respect to their subject matter, and supersede all previous discussions and correspondence with respect thereto, and no representations, warranties or agreements, express or implied, of any kind with respect to such subject matter have been made by either party to the other, except as expressly set forth herein or in such other agreements.

15.06                 Interpretation of Documents.  In the event of a conflict between this Amended and Restated Private Student Loan Servicing Agreement and a Schedule or Exhibit attached hereto, this Agreement shall control.

15.07                 Cooperation.   FMC and the Servicer agree that they will cooperate fully with one another in order to carry out the terms and provisions of the Agreement during the term of this Agreement and during all periods in which Committed Student Loans and Student Loans are processed and Serviced by Servicer.  Cooperation under this Section shall include, but not be limited to, each party using reasonable means to ensure successful, normal, daily processing of Committed Student Loans and Student Loans and related operations and functions.  Each party agrees to support the reasonable routine efforts of the other party and to work to resolve any disputes which may arise during such periods referenced above, and to continue to work together in a professional, business-like manner during all phases, functions and processes defined in this Agreement.

15.08                 Authorization.  Each of the undersigned represent that he or she has the authority to execute this Agreement on behalf of the respective party.

15.09                 Amendments; Changes; Modifications.  This Agreement, Exhibits or Schedules (a) may be amended, supplemented, or modified only by written instrument duly executed by FMC and the Servicer; (b) shall be incorporated into this Agreement; and (c) shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

15.10                 No Waiver.  Any failure by FMC or the Servicer to insist upon the strict performance by the other of any of the terms and provisions of this Agreement shall not be deemed to be a continuing waiver of any such terms and provisions, and notwithstanding any such failure, such party shall have the right thereafter to insist upon the resumption of strict performance by the other of any and all of the terms and provisions hereof.  The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies provided by law.

15.11                 Opinion of Outside Counsel.  Upon request by FMC, in connection with a Securitization Transaction, the Servicer agrees to provide to FMC an opinion of its outside counsel, in form and substance satisfactory to counsel for FMC, that :

(a)                                  The agreement has been duly authorized by all necessary action of the Servicer.

(b)                                 The agreement does not violate the chartered documents or other constituent documents governing the Servicer or any other applicable law.

(c)                                  The agreement has been duly executed by an authorized officer of the Servicer.

(d)                                 The agreement is a valid and binding obligation of the Servicer, enforceable in accordance with its terms.

Servicer may provide the opinion of its in-house corporate counsel, in lieu of outside counsel, unless FMC agrees to pay the reasonable fees of Servicer’s outside counsel in connection with such opinion.

15.12                 Law Governing.  This Agreement is being delivered in and shall be construed in accordance with the laws of the Commonwealth of Pennsylvania, without regard to any principles of conflict of laws.

15.13                 Waiver of Jury Trial.  THE PARTIES HEREBY EXPRESSLY WAIVE ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THIS AGREEMENT OR ANY OTHER DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR IN

ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO WITH RESPECT TO THIS AGREEMENT OR ANY SUCH DOCUMENT OR AGREEMENT, OR THE SERVICES AND TRANSACTION RELATED HERETO OR THERETO, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT OR OTHERWISE.

15.14                 Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one of and the same document.

15.15                 Unenforceability.  If any provision of this Agreement shall be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect or impair the validity or enforceability of the remaining provisions of this Agreement, which shall remain in full force and effect, and the Parties hereto shall continue to be bound thereby.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the month, day and the year first-above written.

PENNSYLVANIA HIGHER EDUCATION	THE FIRST MARBLEHEAD
ASSISTANCE AGENCY	CORPORATION

/s/ Richard E. Willey	/s/ Anne Bowen
Name: Richard E. Willey	Name: Anne Bowen

Title: President and CEO	Title: Executive Vice President and
Chief Administrative Officer

Date: September 28, 2006	Date: September 28, 2006

INDEX TO SCHEDULES AND EXHIBITS

Fee Schedule

System Access Schedule

Customer Service Schedule

Required Reports Schedule

Schedule A — Existing Program Guidelines**

Exhibit A — Servicer Consent Letter

Exhibit B — TERI Servicing Guidelines**

Exhibit C — Service Level Agreement

** Confidential treatment has been requested for
this exhibit or schedule in its entirety.

FEE SCHEDULE FOR

AMENDED AND RESTATED PRIVATE STUDENT LOAN SERVICING AGREEMENT

DATED SEPTEMBER 28, 2006

BETWEEN

PENNSYLVANIA HIGHER EDUCATION ASSISTANCE AGENCY

AND

THE FIRST MARBLEHEAD CORPORATION (“AGREEMENT”)

This Fee Schedule shall be effective from the Effective Date for a period of three years (the “Initial Term”) and shall then be open for negotiation. If no changes are proposed or agreed to in writing, this Fee Schedule shall automatically renew for an additional one (1) year periods.

I.                                         DEFINITIONS:

Capitalized terms used in this Fee Schedule have the meanings assigned to them in the Agreement. In addition to the words and terms elsewhere defined in this Agreement, the following terms shall have the following meanings unless the Agreement indicates a contrary meaning or intent:

A.                                   An “Account” is to refer to the Credit Agreements collectively of an individual Borrower of a particular Student Loan type in the same status.

B.                                     An “Interim Account” is to refer to Credit Agreements collectively of an individual Borrower that constitute (1) an In-School (Enrolled) Account, or (2) a Grace Account.

C.                                     A “Repayment Account” is to refer to the Credit Agreements of an individual Borrower under the terms of which the repayment period has commenced, but which is not an In-School (Enrolled) Account.

D.                                    An “In-School (Enrolled) Account” is to refer to the Credit Agreements collectively of an individual Borrower with respect to which principal and interest payments are deferred because the Borrower is enrolled at an eligible institution, whether before of after the repayment period begins.

E.                                      A “Grace Account” is to refer to the Credit Agreements collectively of an individual Borrower (1) with respect to which the Borrower has ceased to be enrolled at an eligible institution, and (2) under the terms of which the repayment period has not yet commenced.

F.                                      “Standard Conversion” means the conversion of a Borrower’s Account from data provided in hard-copy format or by electronic means.

G.                                     “On-System Conversion” means the conversion of a Borrower’s account that the Servicer is currently Servicing for an owner or holder other than the proposed new owner or holder.

II.                                     SERVICING FEES:

1.                                       Monthly Servicing Fees—Interim Account Status:

The Servicing fee for Student Loans in Interim Account status shall be payable by the Owner on a pro-rated monthly basis and shall be equal to [**] basis points per annum based upon the ending principal balance of the Student Loans at month end.

([**] x ending principal balance at month end divided by [**])

2.                                       Monthly Servicing Fees—Repayment Account Status (other than Student Loans in Owner-caused Cure status):

(a) Ending Principal Balance < $[**] If the ending principal balance of the Student Loans (including Student Loans in Interim Account status and Repayment Account status) at month end is less than [**], then the Servicing fee for loans in Repayment Account status shall be payable by the Owner on a pro-rated monthly basis and shall be equal to [**] basis points per annum based upon the ending principal balance of the Student Loans at each month end.

([**] x ending principal balance at month end divided by [**])

(b) Ending Principal Balance > or Equal to $[**] and < or Equal to $[**] If the ending principal balance of the Student Loans (including Student Loans in Interim Account status and Repayment Account status) at month end is [**] or more, but less than or equal to [**], then the Servicing fee for loans in Repayment Account status shall be payable by the Owner on a pro-rated monthly basis and shall be equal to [**] basis points per annum based upon the ending principal balance of the Student Loans at each month end.

([**] x ending principal balance at month end divided by [**])

(c) Ending Principal Balance > $[**]. If the ending principal balance of the Student Loans (including Student Loans in Interim Account status and Repayment Account status) at month end is greater than [**], then the Servicing fee for loans in Repayment Account status shall be payable by the Owner on a pro-rated monthly basis and shall be equal to (i) for the first $[**]of the ending principal balance of the Student Loans, [**]basis points per annum based upon the ending principal balance of the Student Loans at each month end; and (ii) for the ending principal balance of the Student Loans in excess of $[**], [**] basis points per annum based upon the ending principal balance of the Student Loans at each month end.

For the first $[**]:

([**] x ending principal balance at month end divided by [**])

For amounts in excess of $[**]

([**] x ending principal balance at month end divided by [**])

(d) Delinquent Accounts. Notwithstanding subsections (a), (b), and (c) above, the

Servicing fee for loans in Repayment Account status shall be [**]basis points for all Student Loans thirty (30) days or more delinquent until the Student Loan is placed for pre-claims assistance, and for Student Loans placed for pre-claims assistance, the Servicing fee for loans in Repayment Account status shall be [**] basis points.

([**]x ending principal balance of Student Loans 30 or more days delinquent divided by [**])

([**] x ending principal balance of Student Loans placed for pre-claims divided by [**])

3.                                       High or Low Average Balance. Notwithstanding the existence of the Initial Term, the Servicing fees in this Section II may be renegotiated at any time the average principal balance of the Student Loans is less than [**] or greater than [**]. If, at the conclusion of any such negotiation, no changes are proposed or agreed to in writing, the Fee Schedule shall remain in effect unchanged.

III.                                 CONVERSION FEES

1.                                       Interim Account—External

a.	Initial Exam:	$[**] per loan
b.	Serial Exam:	$[**] per loan
c.	Abbreviated Note Exam:	$[**] per loan

2.                                       Interim Account—On System

	a.	Full Note Exam:	$[**] per loan
	b.	Waived Exam:	No charge

3.	Repayment Account:		Quote

4.	Reconversion Fee:		$[**] per loan

5.	Rehabilitation Reconversion Fee		$[**] per loan

IV.                                DUE DILIGENCE/PRE-CLAIMS/CLAIMS PROCESSING

1.                                       Skip Trace

a.	Placement:	[**]
b.	Locate:	$[**] per loan

2.                                       Late Fees:                                          [**]% of all collected late fee revenue on delinquent accounts

3.                                       Third Party Referral (referral to third party under contract with the Servicer for core/collection after successful location):       $[**] per Borrower per bond issue

4.                                       Claim Processing:

a.                                       The Owner shall pay a claim processing fee of $[**] for each defaulted Student Loan per claim package filed. Claim processing shall include, without limitation, presentation to Insurer of all documentation required under the Servicing Guidelines, in the form required thereunder.  Servicer will provide DDB Certification and Closed School Certification at no charge.

V.                                    CURE SERVICING—Owner-Caused Cures

1.	Monthly fee	$[**] per account
2.	Skip Tracing—Locate	$[**] per account
3.	Third Party Referral	$[**] per account
4.	Guaranty Reinstated/
	Default Claim Paid	$[**] per account
5.	Correction of Owner Error	$[**] per error

VI.                                MISCELLANEOUS FEES

1.	Deconversion to Owner		$[**] per loan
2.	Return of Records to Owner		$[**] per loan

3.	Early Termination		$[**] per Account

4.	Ad Hoc Projects/Reporting (fees to be pre-identified by the Servicer and billed as identified)

	a.	Computer Programmer	$[**]/hour
	b.	Computer Analyst	$[**]/hour
	c.	CPU Run Time	$[**]/hour
	d.	Staff Services	$[**]/hour
	e.	Legal Services	$[**]/hour
	f.	GLB extract files	[**]for no charge $[**] for each in excess of [**]

5.	Securitization (Financing, Bond Issue)

	a.	Set-up Fee	$[**] per financing (includes [**] hours of legal services per financing)
	b.	Financing Legal Services	$[**]/hour (in excess of [**] hours per financing)

	c.	Post Closing, Loan Transfer within
		a financing	$[**] per Borrower per transfer

6.	Mailings

	a.	GLB privacy notices	$[**] per notice
	b.	IRS Form 1098	$[**] per notice
	c.	Other mailings or notices/
		Special delivery notices	Quote

7.	Basic Monthly Reporting		[**]

8.	SAS 70 Audit		[**]

9.	Lender’s Audit Guide		[**]

10.	Borrower Incentive Programs		Quote

IN WITNESS WHEREOF, the parties hereto have caused this Fee Schedule to be duly executed as of the month, day and the year first-above written.

PENNSYLVANIA HIGHER EDUCATION ASSISTANCE AGENCY		THE FIRST MARBLEHEAD CORPORATION

By:	/s/ Richard E. Willey	By:	/s/ Anne Bowen
Name:	Richard E. Willey	Name: Anne Bowen
Title:	President and CEO	Title: Executive Vice President and Chief
Administrative Officer
Date: September 28, 2006		Date: September 28, 2006

AMENDED AND RESTATED PRIVATE STUDENT LOAN SERVICING AGREEMENT

BETWEEN

PENNSYLVANIA HIGHER EDUCATION ASSISTANCE-AGENCY

AND

THE FIRST MARBLEHEAD CORPORATION

SYSTEM ACCESS SCHEDULE

All system access for FMC, TERI, and FMER employees shall be limited to view only option.

1. FMC.

Servicer shall provide FMC with web-based, view-only Account access, which shall include the ability to view loan servicing screens including but not limited to Borrower information,  Account history and due diligence records.

Individual FMC users shall obtain remote access within five (5) Business Days of receipt of notice from FMC that such individual requires remote access.

2. BORROWERS.

Servicer shall provide Borrowers and Co-Borrowers with limited access to their Account information.  Access should be limited to view-only, with the ability to submit queries and request or print forms as necessary.

3. TERI.

Servicer shall provide TERI, and its agent FMER, with access to all TERI guaranteed loans.  Access shall be limited to view-only and shall include the ability to view all loan servicing screens including but not limited to borrower information, Account History, due diligence records, and access requests.

4. FMC/FMER/TERI USER ACCESS SECURITY REQUIREMENTS

Servicer Relations at FMC will be responsible for notifying AES to add and delete employees who need, or no longer need, access as appropriate.  On a quarterly basis, AES will provide FMC with a report of FMC, FMER, and TERI employees who have system access to Borrower information at AES.  FMC shall be responsible for the accuracy of such reports and shall be liable for the inaccuracy thereof in accordance with Section 9 (Liability) of this Agreement.

AMENDED AND RESTATED PRIVATE STUDENT LOAN SERVICING AGREEMENT

BETWEEN

PENNSYLVANIA HIGHER EDUCATION ASSISTANCE-AGENCY

AND

THE FIRST MARBLEHEAD CORPORATION

CUSTOMER SERVICE SCHEDULE

1. Call Monitoring.

Servicer shall monitor on a monthly basis a minimum of [**]% of the calls received per customer service representative for quality.  Such monitoring shall include the use of the Call Monitoring Scorecard as shown in Exhibit C (Service Level Agreement).

FMC shall, upon reasonable notice to Servicer, have the ability to monitor calls both on-site and remotely, at times and in a manner acceptable to both parties, as established in an Operations Meeting (see Section 4.09).

2. Customer Service Hours of Operation

The Servicer shall maintain minimum customer service hours of operation from 7:30 a.m. to 9:00 p.m., Eastern Standard Time, Monday through Friday.  FMC reserves the right to request an increase and/or decrease in these hours upon written notice to Servicer, and Servicer agrees to accommodate such requests to the extent feasible under the circumstances.

3. Collections Hours of Operation

Servicer shall maintain minimum hours of operations for collection activities as follows:

•                  Monday through Thursday, 8:00 a.m. to 9:00 p.m., Eastern Standard Time

•                  Friday, 8:00 a.m. to 9:00 p.m., Eastern Standard Time

•                  Saturday, 8:00 a.m. to 1:00 p.m., Eastern Standard Time

4. Borrower Satisfaction Surveys

The Servicer shall work with FMC to develop telephonic borrower satisfaction surveys to measure the customer experience through various channels including mail, internet, and Voice Response Unit.  If surveys demonstrate customer service issues that require remedial action, Servicer shall collaborate with FMC to resolve such issues.

5. Borrower Correspondence/Complaints

All correspondence received by Servicer relating to individual Borrower Accounts shall be maintained by the Servicer and shall be made available to FMC during Servicer’s normal business hours.  Servicer shall be responsible for handling all customer service complaints.  Copies of escalated customer complaints from Borrowers and Servicer’s response thereto are to be forwarded to FMC on a weekly basis.  Complaints with respect to Student Loans and/or Borrowers received from any regulatory body or federal or state agency shall be handled as exceptions and Service shall contact FMC immediately.

AMENDED AND RESTATED PRIVATE STUDENT LOAN SERVICING AGREEMENT

BETWEEN

PENNSYLVANIA HIGHER EDUCATION ASSISTANCE-AGENCY

AND

THE FIRST MARBLEHEAD CORPORATION

REQUIRED REPORTS SCHEDULE

Servicer shall electronically deliver to FMC and/or all Owners, as applicable, within the time periods specified below, the data elements that are, as of the Effective Date, contained in the reports specified below:

1.                                       A report of all Committed Student Loans on Servicer’s system that are fully disbursed, including (at least): Unique loan identifier, Current principal balance, Current interest balance, and Fully disbursed indicator, delivered to FMC ten (10) business days prior to a scheduled Securitization Transaction,

2.                                       The same report as set forth in Item 1 above, updated through the closing date, delivered to FMC within five (5) days after the closing date of a Securitization Transaction scheduled under Section 13.04 of the Agreement,

3.                                       MR-01 Report, delivered weekly to FMC and all Owners.

4.                                       MR-50 Report, delivered to all Owners within three (3) calendar days after the end of each calendar month.

5.                                       MR-53 Report, delivered to all Owners within three (3) calendar days after the end of each calendar month

6.                                       Such other reports identified and mutually adopted at Operations Meetings and made part of the Program Manual (see Section 4.09 of this Agreement).

SCHEDULE A

EXISTING LOAN PROGRAM GUIDELINES

AMENDED AND RESTATED PRIVATE STUDENT LOAN SERVICING AGREEMENT

BETWEEN

PENNSYLVANIA HIGHER EDUCATION ASSISTANCE-AGENCY

AND

THE FIRST MARBLEHEAD CORPORATION

Program	Programs Covered
[**]	[**]

Exhibit A – Servicer Consent Letter

SERVICER CONSENT LETTER

[DATE]

Pennsylvania Higher Education Assistance Agency

1200 North Seventh Street

Harrisburg, Pennsylvania 17102-1444

Attention:  Senior Vice President, Marketing & Client Affairs

Dear Sir or Madam:

Reference is hereby made to the Amended and Restated Private Student Loan Servicing Agreement, dated September 28, 2006, as amended (the “Servicing Agreement”), by and between the Pennsylvania Higher Education Assistance Agency (the “Servicer”) and The First Marblehead Corporation (“FMC”), a copy of which is attached hereto as Exhibit A. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Servicing Agreement. The parties hereto agree as follows:

1.                                       FMC hereby assigns its interest in the Servicing Agreement with respect to the Student Loans identified on the attached Schedule 1 (the “Student Loans”) to The National Collegiate Student Loan Trust [TRUST NAME] (the “Issuer”), and the Servicer hereby consents thereto.

2.                                       The Servicer hereby consents to the assignment and to the grant by the Issuer of a security interest in the Servicing Agreement to U.S. Bank National Association (the “Indenture Trustee”), as provided in the Indenture (the “Indenture”), dated as of [INDENTURE DATE], by and between the Issuer and the Indenture Trustee, for the benefit of the holders of the Student Loan Asset Backed Notes (the “Notes”) of the Issuer.

3.                                       The Servicer hereby confirms that it will not terminate the Servicing Agreement until the appointment of a successor servicer by the Issuer, unless such termination is due to a default by the Issuer under Section 14.03 thereof, or unless the Servicing Agreement otherwise expires in accordance with Section 3 thereof.

4.                                       The Issuer hereby confirms that it will not terminate the Servicer for cause pursuant to Section 14.02 of the Servicing Agreement until a successor servicer is appointed.

5.                                       The Servicer hereby confirms that it has complied with all the terms and satisfied all the conditions on its part to be performed or satisfied under the Servicing Agreement.

6.                                       It is expressly understood and agreed by the parties hereto that (i) this servicer consent letter is executed and delivered by [OWNER TRUSTEE] (the “Owner Trustee”), not individually or personally, but solely as owner trustee of the Issuer under the Trust Agreement dated as of [TRUST AGREEMENT DATE] among The National Collegiate Funding LLC, The Education Resources Institute, Inc. and the Owner Trustee, in the exercise of the powers and authority conferred and vested in it, (ii) each of the representations, undertakings and agreements herein made on the part of the Issuer is made and intended not as a personal representation, undertaking and agreement by the Owner Trustee, but is made and intended for the purpose of binding only the Issuer, (iii) nothing herein contained shall be construed as creating any personal or individual liability on the Owner Trustee, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereby and by any person claiming by, through, or under the parties hereto, and (iv) under no circumstances shall the Owner Trustee be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuer under this Agreement or any other documents related to the Notes.

7.                                       Any breach of the Servicer’s obligations under this Servicer Consent Letter shall constitute a material breach of the Servicing Agreement.

8.                                       The parties hereto acknowledge and agree that for so long as any Notes are outstanding, the Indenture Trustee is a third party beneficiary hereof and of the Servicing Agreement, and the Indenture Trustee shall have the right to exercise all rights of the Issuer under the Servicing Agreement.

9.                                       The Servicer will execute and deliver to FMC (or its nominee) and the Owner Trustee annually on or before July 31 of each year, and at such other times as FMC (or its nominee) and the Owner Trustee (or either of them) are required to provide certification to the Securities and Exchange Commission under the Securities Exchange Act of 1934 in connection with servicing related activities: (i) a Report on Assessment of Compliance Statement, as required by paragraph (a) of Item 1122 of Regulation AB of the Securities and Exchange Commission (“Regulation AB”), in the form attached hereto as Exhibit B; and (ii) a Servicer Compliance Statement, as required by Item 1123 of Regulation AB, in the form attached hereto as Exhibit C. In addition, annually on or before July 31 of each year, the Servicer will cause a registered public accounting firm to execute and deliver a Registered Public Accounting Firm Attestation Report, as required by paragraph (b) of Item 1122 of Regulation AB. All costs associated with the performance of the obligations under this paragraph 9 shall be by the Issuer.

[Signature Pages Follow]

Please acknowledge your acceptance and agreement to the foregoing by signing below.

Very truly yours,

THE FIRST MARBLEHEAD CORPORATION

By:
Name:
Title:

ACCEPTED AND AGREED:

PENNSYLVANIA HIGHER EDUCATION ASSISTANCE AGENCY

By:
Name:
Title:

THE NATIONAL COLLEGIATE STUDENT LOAN TRUST [TRUST NAME]

By:	[OWNER TRUSTEE],
not in its individual capacity but solely as Owner Trustee

By:
Name:
Title:

Exhibit A

Exhibit B

FORM OF REPORT ON ASSESSMENT OF COMPLIANCE STATEMENT

[DATE]

[ACCOUNTANT’S ADDRESS]

The National Collegiate Student Loan Trust 20     -

[ADDRESS]

In connection with the Annual Report on Form 10-K of The National Collegiate Student Loan Trust 20   -   for the fiscal year ending June 30, 20    (the “Report”) and as required by Item 1122 of Regulation AB of the Securities and Exchange Commission (“Regulation AB”), the undersigned, a duly authorized officer of the [SERVICER] (the “Servicer”), does hereby certify and represent as follows:

1.                             A review of the activities of the Servicer for the period that is the subject of the Report has been made under the supervision of the undersigned;

2.                             The applicable criteria required in paragraph (d) of Item 1122 of Regulation AB, as listed on Schedule A, attached hereto, (the “Servicing Criteria”) were used to assess compliance of the Servicer;

3.                             To the best knowledge of the undersigned, based on such review, the Servicer has substantially fulfilled all its material obligations under the applicable Servicing Criteria;

4.                             To the best knowledge of the undersigned, based on such review, the undersigned has identified no material instances of noncompliance of the Servicer with the applicable Servicing Criteria; and

5.                             The registered public accounting firm of [FIRM] has issued an attestation report on this Report on Assessment of Compliance for the period that is the subject of the Report.

IN WITNESS WHEREOF, the undersigned has executed this Report of the Servicer as of                             , 20     .

[SERVICER], as Servicer

By:
Name:
Title

Schedule A

Pursuant to Instruction 1 of Item 1122 of Regulation AB, the following list of Servicing Criteria has been “Reviewed” or deemed “Not Applicable” by the Servicer, as marked.

		Reviewed	Not Applicable
General Servicing Considerations
1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.		X
1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.		X
1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the Pool Assets are maintained.		X
1122(d)(1)(iv)

A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.

X
Cash Collection and Administration
1122(d)(2)(i)

Payments on pool assets are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.

X
1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.		X
1122(d)(2)(iii)

Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.

X
1122(d)(2)(iv)

The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of over collateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.

X
1122(d)(2)(v)

Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.

X
1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.	X
1122(d)(2)(vii)

Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.

X
Investor Remittances and Reporting
1122(d)(3)(i)

Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms

		Reviewed	Not Applicable

specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of Pool Assets serviced by the Servicer.

X
1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.		X
1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer’s investor records, or such other number of days specified in the transaction agreements.		X
1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.		X
Pool Asset Administration
1122(d)(4)(i)	Collateral or security on pool assets is maintained as required by the transaction agreements or related pool asset documents.		X
1122(d)(4)(ii)	Pool assets and related documents are safeguarded as required by the transaction agreements	X
1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.		X
1122(d)(4)(iv)

Payments on pool assets, including any payoffs, made in accordance with the related pool asset documents are posted to the Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related pool asset documents.

X
1122(d)(4)(v)	The Servicer’s records regarding the pool assets agree with the Servicer’s records with respect to an obligor’s unpaid principal balance.	X
1122(d)(4)(vi)

Changes with respect to the terms or status of an obligor’s pool assets (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.

X
1122(d)(4)(vii)

Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.

X
1122(d)(4)(viii)

Records documenting collection efforts are maintained during the period a pool asset is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent pool assets including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).

X
1122(d)(4)(ix)	Adjustments to interest rates or rates of return for pool assets with variable rates are computed based on the related pool asset documents.	X
1122(d)(4)(x)

Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s pool asset documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable pool asset documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related pool assets, or such other number of days

X

		Reviewed	Not Applicable
specified in the transaction agreements.
1122(d)(4)(xi)

Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.

X
1122(d)(4)(xii)

Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the Servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.

X
1122(d)(4)(xiii)

Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.

X
1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.	X
1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.		X

Exhibit C

FORM OF SERVICER COMPLIANCE STATEMENT FOR

THE NATIONAL COLLEGIATE STUDENT LOAN TRUST 20   -

[DATE]

The National Collegiate Student Loan Trust 20   -

[ADDRESS]

In connection with the Annual Report on Form 10-K of The National Collegiate Student Loan Trust 20   -   for the fiscal year ending June 30, 20    (the “Report”), the undersigned, a duly authorized officer of the [SERVICER] (the “Servicer”), does hereby certify and represent as follows:

1.                             A review of the activities and performance of the Servicer under the Servicing Agreement dated as of [                                 ], as amended, between the Servicer and The First Marblehead Corporation (the “Servicing Agreement”) for the period that is the subject of the Report has been made under the supervision of the undersigned;

2.                             To the best knowledge of the undersigned, based on such review, the Servicer has fulfilled all of its obligations under the Servicing Agreement in all material respects throughout the period that is the subject of the Report; and

3.                             To the best knowledge of the undersigned, based on such review, there have been no failures to fulfill any such obligation in any material respect.

IN WITNESS WHEREOF, the undersigned has executed this Servicer Compliance Statement as of [                                    ], 20   .

[SERVICER], as Servicer

By:
Name:
Title

Exhibit B — Servicing Guidelines

SERVICING GUIDELINES FOR TERI LOAN PROGRAMS
SERVICED AT
PENNSYLVANIA HIGHER EDUCATION ASSISTANCE AGENCY
(D/B/A AMERICAN EDUCATION SERVICES)

[**]

EXHIBIT C

SERVICE LEVEL AGREEMENTS

FOR TERI LOAN PROGRAMS

SERVICED AT

PENNSYLVANIA HIGHER EDUCATION ASSISTANCE AGENCY

(d/b/a AMERICAN EDUCATION SERVICES)

Servicer agrees to adhere to the Service Level Agreement (SLA) outlined below. Servicer’s failure to adhere to the standards in this SLA shall result in the penalties set forth in Section 4.02 of the Agreement, under the terms and conditions set forth in that Section.

The Servicer will provide First Marblehead Corporation (FMC) with monthly reports setting forth Servicer’s performance relative to the below SLA for the month covered by the report, the month prior to the month covered by the report, and the Servicer’s year-to-date average performance level through the month covered by the report. These reports will be made available to FMC no later than fifteen (15) business days following the last day of the month covered by the report.

I.                                       Customer Service Standards:

Telephone and Internet Chat Standards:

•                  Average Speed of Answer: [**]seconds or less.

•                  Abandonment Percentage: Average not greater than [**]%.

•                  Call Blockage: [**]% or less.

•                  Call Quality Assessment: Average rating not less than [**]% - utilizing Servicer’s evaluation form as set forth and incorporated herein at Exhibit 1.

•                  Borrower Satisfaction: Average rating in annual survey not less than [**]%.

Correspondence Standards

•                  Mail sorted and distributed within: Servicer’s Service Objective: [**]% within one business day not to exceed two business days on average.

•                  General Borrower correspondence answered within [**] business days of receipt on average – Servicer’s Service Objective: [**] days. During peak processing months of January through March, August, and October, correspondence answered within [**] business days of receipt on average. (This standard shall not apply to any correspondence involving death, disability, or bankruptcy Accounts.)

•                  Borrower Email Correspondence: Answered within an average of [**] business days of receipt.

•                  School Correspondence: Answered within [**] business days of receipt on average — Servicer’s Service Objective: [**] days. During peak processing months of January through March, July, and September school correspondence answered within [**] business days of receipt on average.

•                  Clearinghouse Correspondence (Manual Processing Only): Answered within [**] business days of receipt on average – Servicer’s Service Objective: [**] days. During peak processing months of January through March, June, and October through November Clearinghouse correspondence answered within [**] business days of receipt on average.

•                  Deferment Processing: Processed within [**] business days of receipt on average – Servicer’s Service Objective: [**] days. During peak processing months of February and August through November deferments processed within [**] business days of receipt on average.

•                  Forbearance Processing: Processed within [**] business days of receipt on average – Servicer’s Service Objective: [**] days. During peak processing months of January through March, August, November through December forearances processed within [**] business days of receipt on average.

•                  Miscellaneous Account Reviews and adjustments completed within [**] business days of receipt on average – there are exceptions to this process.

II.                                     Payment Processing

•                  Non-Exception Loan Payments: Posted within an average of [**] business day of receipt – [**]% of the time.

•                  Exception Loan Payments: Processed/resolved within an average of [**] business days of receipt — [**]% of the time

III.                                       Fraud Prevention

Fraud notification to FMC within [**] business days of initial notification.

IV.                                       Default Prevention

•                  Collection contacts (left message or right party contact only) as a % of all delinquent accounts attempted per bucket:

•                  31 - 60 day bucket at least [**]%

•                  61 - 90 day bucket at least [**]%

•                  Promise to pay rate not less than [**]% of all delinquent accounts attempted greater than 30 days delinquent.

•                  Skip-trace locate rate not less than [**]% of all accounts coded as requiring skip-trace activities.

V.                                     System Requirements

•                  System Availability (scheduled CICS system up time): [**]% or better. This standard shall not include the measurement for web based applications, batch processes, or scheduled CICS down time including but not limited to Sunday maintenance.

•                  Screen Navigation - Servicer shall provide an average internal CICS response time of less than [**]. This measurement shall only be applicable to Servicer’s provision of screen navigation and shall not be impacted nor include measurement relative to users’ internet based access to the screens because AES/PHEAA has no ability to control response times for users’ ISP connections or internal network performance. Servicer shall report the internal average response time on a monthly basis for the CICSL0PA system including the availability percentage for that system for normal scheduled hours of usage.

VI.                                 Conversion

•                  Servicer shall convert all Committed Student Loan origination data necessary for servicing hereunder onto its Servicing System within [**] days of receipt of complete Student Loan files containing critical and non-critical documentation from TERI or from FMER on TERI’s behalf.